                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              --------------------



       Date of report (date of earliest event reported): February 4, 2002
                                                         ----------------


                        Cogent Communications Group, Inc.
                        ---------------------------------
                          (Exact Name of Registrant as
                              Specified in Charter)

                                     1-31227
                                     -------
                              (Commission File No.)

                                   52-2337274
                                   ----------
                                  (IRS Employer
                               Identification No.)

                                    Delaware
                                    --------
                          (State or Other Jurisdiction
                                of Incorporation)


                              1015 31st Street N.W.
                              Washington, DC 20007
                              (Address of Principal
                               Executive Offices)


                                 (202) 295-4200
                                 --------------
                             (Registrant's telephone
                          number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           As reported on its current report on Form 8-K filed February 5, 2002, on February 4, 2002, Cogent Communication Corporation, Inc. ("Cogent") completed its merger with Allied Riser Communications Corporation ("Allied Riser"). As described more fully in Cogent's Form 8-K and in the Form S-4 filed by Cogent on October 16, as amended, the transaction was structured as a merger of a wholly owned subsidiary of Cogent with and into Allied Riser.

           Pursuant to Item 7(a)(4) of Form 8-K, this Form 8-K/A amends the current report on Form 8-K filed February 5, 2002 to include (1) the financial statements of Allied Riser required by Item 7(a) of Form 8-K and
(2) the pro forma financial information required by Item 7(b) of Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     The following financial statements required by Item 7(a) of Form 8-K relating to Allied Riser are filed herewith:

     Report of Independent Public Accountants
     Consolidated Balance Sheets as of December 31, 1999 and 2000
     Consolidated Statements of Income (Loss) for the years ended
       December 31, 1998, 1999 and 2000
     Consolidated Statements of Stockholder's Equity for the
       years ended December 31, 1998, 1999 and 2000
     Consolidated Statements of Cash Flows for the years ended
       December 31, 1998, 1999 and 2000
     Notes to Consolidated Financial Statements

     Consolidated Balance Sheets at December 31, 2000 and
       September 30, 2001 (Unaudited)
     Consolidated Statements of Income (Loss) for the nine months ended September 30, 2000 and September 30, 2001 (Unaudited)
     Consolidated Statements of Cash Flows for the nine months
       ended September 30, 2000 and September 30, 2001 (Unaudited)
     Notes to Consolidated Financial Statements (Unaudited)

(b)  Pro Forma Financial Information.

     The following pro forma financial information required by Item 7(b) of Form 8-K relating to Cogent's merger with Allied Riser is filed herewith:

     - Cogent Communications Group, Inc. pro forma balance sheet as of September 30, 2001 (unaudited)

     -  Explanatory notes to pro forma balance sheet

     - Cogent Communications Group, Inc. pro forma statement of operations for the year ended December 31, 2000 (unaudited)

     -  Explanatory notes to pro forma statement of operations

     - Cogent Communications Group, Inc. pro forma statement of operations for the nine months ended September 30, 2001 (unaudited)

     -  Explanatory notes to pro forma statement of operations

(c)  Exhibits

     2.1 Agreement and Plan of Merger, dated as of August 28, 2001, by and among Cogent, Allied Riser and the merger subsidiary (previously filed as Appendix A to our Registration Statement on Form S-4, Commission File No. 333-71684, filed October 16, 2001, and incorporated herein by reference).

     2.2 Amendement No. 1 to the Agreement and Plan of Merger, dated as of October 13, 2001, by and among Cogent, Allied Riser and the merger subsidiary (previously filed as Appendix B to our Registration Statement on Form S-4, Commission File No. 333-71684, filed October 16, 2001, and incorporated herein by reference).

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COGENT COMMUNICATIONS GROUP, INC.


Date:    February 13, 2002            By: /s/ THADDEUS G. WEED
                                          --------------------------------------
                                          Name:  Thaddeus G. Weed
                                          Title:   Vice President and Controller

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Allied Riser Communications Corporation:

We have audited the accompanying consolidated balance sheets of Allied Riser Communications Corporation (a Delaware corporation) and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of income
(loss), stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allied Riser Communications Corporation and subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,

January 24, 2001 (except with respect to the matter discussed in Note 14, as to which the date is February 23, 2001)

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 2000
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                1999       2000
                                                              --------   --------
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $152,564   $ 29,455
  Short-term investments....................................   162,013    212,107
  Accounts receivable, net of reserve of $19 and $196 in
    1999 and 2000, respectively.............................       259      3,912
  Prepaid expenses and other current assets.................     5,454      5,606
                                                              --------   --------
      Total current assets..................................   320,290    251,080
PROPERTY AND EQUIPMENT, net.................................    46,577    182,442
REAL ESTATE ACCESS RIGHTS, net of accumulated amortization
  of $2,036 and $16,003 in 1999 and 2000, respectively......   107,099    133,003
GOODWILL AND OTHER INTANGIBLE ASSETS, net of accumulated
  amortization of $0 and $2,592 in 1999 and 2000,
  respectively..............................................        --     12,118
OTHER ASSETS, net...........................................     1,088     11,060
                                                              --------   --------
      Total assets..........................................  $475,054   $589,703
                                                              ========   ========
            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $ 10,693   $ 17,904
  Accrued liabilities.......................................     4,219     21,037
  Current maturities of capital lease obligations...........     3,049     32,229
  Current maturities of debt................................        --        713
                                                              --------   --------
      Total current liabilities.............................    17,961     71,883
CAPITAL LEASE OBLIGATIONS, net of current maturities........     4,679     41,290
CONVERTIBLE NOTES (7.50% interest payable in stock or
  cash).....................................................        --    150,000
                                                              --------   --------
      Total liabilities.....................................    22,640    263,173

COMMITMENTS AND CONTINGENCIES (see Note 7)

STOCKHOLDERS' EQUITY:
  Common stock, $.0001 par value, 1,000,000,000 shares
    authorized, 56,569,000 and 58,561,000 outstanding as of
    December 31, 1999 and 2000, respectively (net of 96,000
    and 675,000 treasury shares, respectively)..............         6          6
  Additional paid-in capital................................   434,930    460,137
  Warrants, authorizing the issuance of 6,336,000 and
    7,377,000 shares as of December 31, 1999 and 2000,
    respectively............................................   109,135    127,846
  Deferred compensation.....................................   (17,654)   (13,501)
  Accumulated other comprehensive income (loss).............        --       (547)
  Accumulated deficit.......................................   (74,003)  (247,411)
                                                              --------   --------
      Total stockholders' equity............................   452,414    326,530
                                                              --------   --------
      Total liabilities and stockholders' equity............  $475,054   $589,703
                                                              ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                            1998         1999          2000
                                                         ----------   -----------   -----------
REVENUE:
  Network services.....................................  $      212   $     1,422   $    10,969
  Value added services.................................          --           448         3,363
                                                         ----------   -----------   -----------
    Total revenue......................................         212         1,870        14,332
OPERATING EXPENSES:
  Network operations...................................       2,358         7,554        43,389
  Cost of value added services.........................          --           128         2,356
  Selling expense......................................       1,623         9,296        44,535
  General and administrative expenses..................       9,736        25,981        60,763
  Depreciation and amortization........................         499         5,007        36,155
  Amortization of deferred compensation................          --        14,681         9,418
    Total operating expenses...........................      14,216        62,647       196,616
                                                         ----------   -----------   -----------
OPERATING INCOME (LOSS)................................     (14,004)      (60,777)     (182,284)
                                                         ----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................................        (724)       (1,275)       (9,348)
  Interest and other income............................         118         4,564        18,224
                                                         ----------   -----------   -----------
    Total other income (expense).......................        (606)        3,289         8,876
                                                         ----------   -----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES......................     (14,610)      (57,488)     (173,408)
PROVISION FOR INCOME TAXES.............................          --            --            --
                                                         ----------   -----------   -----------
NET INCOME (LOSS)......................................     (14,610)      (57,488)     (173,408)
ACCRUED DIVIDENDS ON PREFERRED STOCK...................        (452)       (6,452)           --
                                                         ----------   -----------   -----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK...........  $  (15,062)  $   (63,940)  $  (173,408)
                                                         ==========   ===========   ===========
NET INCOME (LOSS) PER COMMON SHARE.....................      $(8.09)       $(2.15)       $(3.18)
                                                         ==========   ===========   ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING..........   1,862,000    29,736,000    54,472,000
                                                         ==========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED
                        DECEMBER 31, 1998, 1999 AND 2000
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                      COMMON STOCK                                  WARRANTS
                                 -----------------------                      --------------------
                                   NUMBER                                      NUMBER
                                     OF                       ADDITIONAL         OF                    DEFERRED       ACCUMULATED
                                   SHARES       AMOUNT     PAID-IN CAPITAL     SHARES      AMOUNT    COMPENSATION       DEFICIT
                                 ----------   ----------   ----------------   ---------   --------   ------------   ---------------
BALANCE, December 31, 1997.....     241,000   $      --        $    163             --    $     --     $     --        $  (1,905)
Net income (loss)..............          --          --              --             --          --           --          (14,610)
Other comprehensive income --
  foreign currency translation
  adjustment...................          --          --              --             --          --           --               --
Comprehensive income...........
  Issuance of common stock, net
    of issuance costs..........  25,475,000           3            (316)            --          --           --               --
  Capital contribution.........          --          --             980             --          --           --               --
  Accrued cumulative dividends
    on preferred stock.........          --          --            (452)            --          --           --               --
                                 ----------   ----------       --------       ---------   --------     --------        ---------
BALANCE, December 31, 1998.....  25,716,000           3             375             --          --           --          (16,515)
Net income (loss)..............          --          --              --             --          --           --          (57,488)
Other comprehensive income --
  foreign currency translation
  adjustment...................          --          --              --             --          --           --               --
Comprehensive income...........
  Issuance of common stock, net
    of stock repurchases and
    issuance costs.............  24,353,000           2         284,768             --          --           --               --
  Conversion of preferred
    stock......................   6,500,000           1         123,904             --          --           --               --
  Issuance of warrants.........          --          --              --       6,336,000    109,135           --               --
  Accrued cumulative dividends
    on preferred stock.........          --          --          (6,452)            --          --           --               --
  Deferred compensation........          --          --          32,335             --          --      (32,335)              --
  Amortization of deferred
    compensation...............          --          --              --             --          --       14,681
                                 ----------   ----------       --------       ---------   --------     --------        ---------
BALANCE, December 31, 1999.....  56,569,000           6         434,930       6,336,000    109,135      (17,654)         (74,003)
Net income (loss)..............          --          --              --             --          --           --         (173,408)
Other comprehensive income --
  foreign currency translation
  adjustment...................          --          --              --             --          --           --               --
Comprehensive income...........
  Issuance of common stock, net
    of stock repurchases and
    issuance costs.............   1,280,000          --           5,278             --          --           --               --
  Issuance of warrants.........          --          --              --       1,753,000     33,375           --               --
  Exercise of warrants.........     712,000          --          14,664       (712,000)    (14,664)          --               --
  Deferred compensation........          --          --           5,265             --          --       (5,265)              --
  Amortization of deferred
    compensation...............          --          --              --             --          --        9,418               --
                                 ----------   ----------       --------       ---------   --------     --------        ---------
BALANCE, December 31, 2000.....  58,561,000   $       6        $460,137       7,377,000   $127,846     $(13,501)       $(247,411)
                                 ==========   ==========       ========       =========   ========     ========        =========


                                 ACCUMULATED OTHER
                                   COMPREHENSIVE      EQUITY       COMPREHENSIVE
                                   INCOME (LOSS)       TOTAL          INCOME
                                 -----------------   ---------   -----------------
BALANCE, December 31, 1997.....        $  --         $  (1,742)      $
Net income (loss)..............           --           (14,610)        (14,610)
Other comprehensive income --
  foreign currency translation
  adjustment...................           --                --              --
                                                                     ---------
Comprehensive income...........                                        (14,610)
                                                                     ---------
  Issuance of common stock, net
    of issuance costs..........           --              (313)
  Capital contribution.........           --               980
  Accrued cumulative dividends
    on preferred stock.........           --              (452)
                                       -----         ---------       ---------
BALANCE, December 31, 1998.....           --           (16,137)
Net income (loss)..............           --           (57,488)        (57,488)
Other comprehensive income --
  foreign currency translation
  adjustment...................           --                --              --
                                                                     ---------
Comprehensive income...........                                        (57,488)
                                                                     ---------
  Issuance of common stock, net
    of stock repurchases and
    issuance costs.............           --           284,770
  Conversion of preferred
    stock......................           --           123,905
  Issuance of warrants.........           --           109,135
  Accrued cumulative dividends
    on preferred stock.........           --            (6,452)
  Deferred compensation........           --                --
  Amortization of deferred
    compensation...............           --            14,681
                                       -----         ---------       ---------
BALANCE, December 31, 1999.....           --           452,414
Net income (loss)..............           --          (173,408)       (173,408)
Other comprehensive income --
  foreign currency translation
  adjustment...................         (547)             (547)           (547)
                                                                     ---------
Comprehensive income...........                                      $(173,955)
                                                                     =========
  Issuance of common stock, net
    of stock repurchases and
    issuance costs.............           --             5,278
  Issuance of warrants.........           --            33,375
  Exercise of warrants.........           --                --
  Deferred compensation........           --                --
  Amortization of deferred
    compensation...............           --             9,418
                                       -----         ---------
BALANCE, December 31, 2000.....        $(547)        $ 326,530
                                       =====         =========

  The accompanying notes are an integral part of these consolidated financial statements.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                                 (IN THOUSANDS)

                                                                1998       1999        2000
                                                              --------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $(14,610)  $ (57,488)  $(173,408)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities --
    Depreciation and amortization...........................       499      19,688      45,573
    Changes in assets and liabilities, net of the effect of
      acquisitions
      Increase in accounts receivable, net..................       (20)       (239)     (2,260)
      (Increase) decrease in prepaid expenses...............      (128)     (5,316)        515
      (Increase) decrease in other assets...................      (992)      1,299      (4,673)
      Increase in accounts payable and accrued
        liabilities.........................................     2,454      11,799      15,718
                                                              --------   ---------   ---------
        Net cash used in operating activities...............   (12,797)    (30,257)   (118,535)
                                                              --------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................    (9,738)    (28,790)    (79,815)
  Purchases of short-term investments, net..................        --    (162,013)    (50,094)
  Acquisition of businesses, net of cash acquired...........        --          --     (14,745)
                                                              --------   ---------   ---------
        Net cash used in investing activities...............    (9,738)   (190,803)   (144,654)
                                                              --------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible notes, net of offering cost.....    15,100          --     145,003
  Payments on capital lease obligations.....................      (373)     (2,167)     (6,023)
  Payments of debt..........................................   (17,668)         --        (391)
  Proceeds from issuance of common stock and sale of
    subsidiary stock, net of issuance costs.................      (321)    284,770       1,728
  Proceeds from issuance of preferred stock.................    66,000      51,000          --
  Credit facility origination fee...........................        --      (1,350)         --
  Capital contribution......................................       980          --          --
                                                              --------   ---------   ---------
        Net cash provided by financing activities...........    63,718     332,253     140,317
                                                              --------   ---------   ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................        --          --        (237)
                                                              --------   ---------   ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    41,183     111,193    (123,109)
CASH AND CASH EQUIVALENTS, beginning of period..............       188      41,371     152,564
                                                              --------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of period....................  $ 41,371   $ 152,564   $  29,455
                                                              ========   =========   =========
SUPPLEMENTARY CASH FLOW DISCLOSURES:
  Payments for interest.....................................  $    113   $     569   $   6,836
  Noncash investing and financing activities -- Equipment
    acquired under capital leases...........................  $  2,515   $   7,754   $  67,501
  Accrued dividends and interest on preferred stock and
    convertible notes.......................................  $    452   $   6,452   $     500
  Warrants issued...........................................  $     --   $ 109,135   $  33,375
  Deferred compensation.....................................  $     --   $  32,335   $   5,265
  Conversion of preferred stock.............................  $     --   $ 123,904   $      --
  Common stock issued for business acquisitions (129,000
    shares).................................................  $     --   $      --   $   4,011

  The accompanying notes are an integral part of these consolidated financial statements.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION:

    Allied Riser Communications Corporation ("ARC Corporation") (collectively including all predecessors, the "Company") is a facilities-based provider of broadband data, video and voice communications services to small- and medium-sized businesses in 54 major metropolitan statistical areas in North America. The Company's services, which today include high-speed Internet access and other broadband data services, are typically delivered to the Company's customers over its broadband data network built inside multi-tenant commercial office buildings. In addition to selling services to the commercial tenants of buildings in which the Company owns and operates this broadband data network, the Company leverages its existing customer relationships by offering end-to-end connectivity on a resold basis to businesses located outside these buildings.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION

    The accompanying financial statements include all wholly owned subsidiaries and a 68% owned subsidiary, Shared Technologies of Canada ("STOC"). STOC is owned by the Company's wholly owned subsidiary, ARC Canada. All inter-company accounts and activity have been eliminated. Minority interest in STOC, is not presented in the accompanying financial statements because the minority interest is in a deficit position and the Company continues to record 100 percent of the losses of STOC.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash and marketable securities with original maturities of three months or less.

    The cash balance at December 31, 2000, includes $1,716,000 in escrow which relates to acquisitions made during 2000 (see Note 10). This escrowed amount is restricted as to use by the Company.

    SHORT-TERM INVESTMENTS

    Short-term investments consist primarily of U.S. government and corporate fixed income securities with original maturities at date of purchase beyond three months and less than 12 months. Such short-term investments are carried at their accreted value as the Company intends to hold these securities to maturity. Also included in short-term investments are corporate fixed income securities with original maturities beyond 12 months for which management will exercise its redemption provision within the next 12 months. These securities comprise less than 2% of total short-term investments. Unrealized gains and losses on these securities are not significant. As of December 31, 2000, investments are carried at their original cost, which approximates fair market value.

LONG-LIVED ASSETS

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated when placed in service using the straight-line method. Interest is capitalized during the construction period of system infrastructure based on the rates applicable to borrowings outstanding during the period. Equipment held under capital lease obligations is amortized over the shorter of the lease term or estimated useful life of the asset. Equipment held under capital lease obligations amounted to approximately $9,169,000 and

$73,769,000, net of accumulated amortization of approximately $1,100,000 and $8,404,000, for the years ended December 31, 1999 and 2000, respectively. Repair and maintenance costs are expensed as incurred.

REAL ESTATE ACCESS RIGHTS

    The Company has entered into agreements to issue warrants to its real estate partners in conjunction with acquiring real estate access rights. The warrants and the rights associated with the warrants may be adjusted if certain telecommunication license agreements are not executed in accordance with the parameters outlined in the warrant acquisition agreements. Accordingly, the final measurement date for the warrants is the date on which the telecommunication license agreements are signed and the real estate partners effectively complete their performance element of the agreement. At the measurement date, the Company measures the fair market value of the warrants based on an acceptable pricing model. This asset is amortized over the term of the related telecommunication license agreement which is generally ten years.

    GOODWILL AND OTHER INTANGIBLE ASSETS

    The excess of the purchase price of the acquired businesses over the fair market value of the identifiable net assets of acquired businesses has been recorded as identifiable intangible assets, including customer lists and assembled workforce, with the remainder recorded as goodwill. The Company is amortizing goodwill and intangible assets over a three-year period.

    REALIZATION OF LONG-LIVED ASSETS

    The Company periodically evaluates its long-lived assets, including property and equipment and real estate access rights, to determine whether events or changes in circumstances have occurred that indicate the remaining asset balances may not be recoverable and an impairment loss should be recorded. Recoverability of assets is measured by comparing the carrying amount of an asset to the undiscounted future cash flows estimated to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. No such impairments have been recorded as of December 31, 2000.

    SELF-INSURANCE RESERVES

    The Company has accrued for costs related to medical claims. At the time of an incident, the Company records a reserve for the incident's estimated outcome, which may be adjusted, as additional information becomes available. Total accrued claims liabilities represent all such reserves and the Company's estimate for incidents which may have been incurred but not reported as of the balance sheet date. Management believes that any additional cost incurred over amounts accrued will not have a material adverse effect on the Company's financial position or results of operations.

    TREASURY STOCK

    Pursuant to a stockholders' agreement, the Company periodically repurchases shares of the Company's common stock. Shares repurchased are accounted for under the cost method.

REVENUE RECOGNITION

    Network services revenue includes broadband data, video, voice communication and installation services. Broadband data and video are subscription-based services generally provided to customers under month-to-month contracts. Voice communications and installation services are usage-based services. Installation service fees are non-recurring fees for access to the Company's network. Service revenues are recognized in the month in which the services are provided, except for installation service fees which are deferred and recognized over the estimated customer life. Deferred service fees were approximately $0 and $1,166,000 at December 31, 1999 and 2000, respectively, and are included in accrued liabilities in the accompanying financial statements.

    Value added service revenue includes web design and consulting, professional services and web hosting. Such services are recognized upon completion of services.

    During 2000, the Company adopted Staff Accounting Bulletin (SAB) No. 101. "Revenue Recognition in Financial Statements." SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned. The adoption of SAB No. 101 did not have a material effect on the Company's results of operation for the year ended December 31, 2000.

NETWORK OPERATIONS

    Network operations include payments to providers of transmission capacity, costs associated with customer care, customer installations, equipment maintenance, payments to real estate owners, property taxes and content licensing costs. All expenses related to network services are recognized as incurred.

    COST OF VALUE ADDED SERVICES

    Cost of value added services includes direct costs and internal labor associated with web design and consulting, professional services and web hosting. All expenses related to value added services are recognized as incurred.

SELLING EXPENSE

    Selling expense includes employee salaries, commissions, taxes, benefits, advertising, marketing and promotional expenses and costs associated with leasing and operating sales demonstration centers.

INCOME TAXES

    Deferred income tax assets and liabilities are recorded for the differences between the tax and financial reporting basis of the assets and liabilities and are based on the enacted income tax rates which are expected to be in effect in the period in which the difference is expected to be settled or realized. A change in tax laws would result in adjustments to the deferred tax assets and liabilities. Management periodically evaluates whether it is more likely than not that some or all of the deferred tax assets will be realized. Adjustments are made to the related assets carrying values based on this periodic evaluation of realizability (see Note 11).

COMPREHENSIVE INCOME (LOSS)

    Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period as a result of transactions from other events and circumstances from non-owner sources. It consists of net income and other gains and losses affecting stockholders' equity that, under accounting principles generally accepted in the United States, are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Currency translation is the only item of other comprehensive income impacting the Company.

    NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," (SFAS 128). SFAS 128 requires a presentation of basic EPS and diluted EPS. Basic EPS excludes dilution for common stock equivalents and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock.

    Restricted stock issued to employees is subject to repurchase by the Company until vested, and such unvested shares are not included in the weighted average number of common shares outstanding for the period. Shares of restricted stock outstanding were 2,447,000, 2,315,000 and 859,000 as of December 31, 1998, 1999
and 2000, respectively.

    Options to purchase approximately 0, 1,504,000 and 8,738,000 shares of common stock, were outstanding as of December 31, 1998, 1999 and 2000, respectively. Warrants to purchase 0, 6,336,000 and 7,377,000 shares of common stock, were outstanding as of December 31, 1998, 1999 and 2000, respectively. In addition, certain equity instruments are contingently issuable and would be potentially dilutive securities upon issuance (see Note 8).

    Diluted EPS are not presented as all potentially dilutive securities would be antidilutive due to the net loss incurred for the years ended December 31, 1998, 1999 and 2000.

    SEGMENTS

    The Company's chief operating decision maker evaluates performance based upon underlying information of the Company as a whole. There are no additional reporting segments.

    INTERNATIONAL OPERATIONS

    The Company recognized a total of $1,992,000 of revenue from operations in Canada through its wholly owned subsidiary, ARC Canada, for the year ended December 31, 2000. Long-lived assets of ARC Canada were $18,676,000 as of December 31, 2000.

USE OF ESTIMATES IN FINANCIAL STATEMENTS

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates.

    RECLASSIFICATIONS

    Certain 1998 and 1999 balances have been reclassified to conform to the current year presentation.

    FOREIGN CURRENCY TRANSLATION

    For the Company's Canadian subsidiary, the local currency is the functional currency. All assets and liabilities are translated at exchange rates in effect at the end of the period, and income and expense items are translated at the average exchange rates for the period. Translation adjustments are reported as a separate component of stockholders' equity.

    NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 requires that all derivatives be recognized at fair value as either assets or liabilities. SFAS No. 133 also requires an entity that elects to apply hedge accounting to establish the method to be used in accessing the effectiveness of the hedging derivatives and the measurement approach for determining the ineffectiveness of the hedge at the inception of the hedge. The methods chosen must be consistent with the entity's approach to managing risk. SFAS No. 133 is effective for the Company as of January 1, 2001. SFAS No. 133 is not expected to have an effect on the Company, as the Company has historically not invested in derivatives or participated in hedging activities.

3.  PROPERTY AND EQUIPMENT, NET:

    Property and equipment as of December 31 consist of the following:

                                                          AVERAGE
                                                         ESTIMATED
                                                        USEFUL LIVES
                                                          (YEARS)          1999           2000
                                                        ------------   ------------   ------------
Office equipment and information systems..............        4        $ 13,789,000   $ 38,526,000
Furniture and fixtures................................        7           2,207,000      4,292,000
Leasehold improvements................................        5           1,768,000      3,419,000
System infrastructure.................................       10           9,028,000     30,573,000
System equipment......................................        5           7,180,000     43,468,000
Construction-in-progress..............................                   16,062,000     82,783,000
                                                                       ------------   ------------
                                                                         50,034,000    203,061,000
Less -- Accumulated depreciation and amortization.....                   (3,457,000)   (20,619,000)
                                                                       ------------   ------------
Property and equipment, net...........................                 $ 46,577,000   $182,442,000
                                                                       ============   ============

    Capitalized interest for the years ended December 31, 1998, 1999 and 2000, was approximately $221,000, $0 and $1,150,000, respectively.

4.  OTHER ASSETS, NET:

    Other assets primarily include deferred debt issuance costs and long term deposits as required by lease agreements. Deferred debt issuance was recorded upon issuance of $150,000,000 convertible notes and is being amortized over the life of the related agreement. The balance as of December 31, 2000, was approximately $4,639,000, net of accumulated amortization of $358,000. Deposits required by lease agreements were approximately $5,202,000 and are refundable upon expiration of the related agreements.

5.  ACCRUED LIABILITIES:

    Accrued liabilities as of December 31 consist of the following:

                                                                 1999         2000
                                                              ----------   -----------
Property and equipment additions............................  $2,863,000   $   334,000
General operating expenses..................................   1,129,000    15,707,000
Due to former stockholders of an acquired company...........           0     1,168,000
Deferred revenue............................................           0     1,166,000
Interest....................................................     227,000     2,662,000
                                                              ----------   -----------
Accrued Liabilities.........................................  $4,219,000   $21,037,000
                                                              ==========   ===========

6.  DEBT:

    In March 1999, the Company entered into a credit facility under which the Company could borrow up to $45,000,000 subject to certain conditions. The Company paid an origination fee of $1,350,000, which was fully amortized to interest expense during 1999 and 2000. During June 2000, the Company terminated this facility. No amounts had been drawn under this facility at the date of termination.

    On June 28, 2000, the Company completed the issuance and sale in a private placement of an aggregate of $150,000,000 in principal amount of its 7.50% convertible subordinated notes due June 15, 2007 (the "Notes"). The Company incurred expenses of approximately $4,997,000, of which approximately $4,500,000 represented underwriting fees and approximately $497,000 represented other expenses related to the offering. The net offering proceeds to the Company after total expenses were approximately $145,003,000. The Notes may be converted at the option of the holders into shares of the Company's common stock at an initial conversion price of $15.37 per share, which may be adjusted based on certain antidilution provisions included in the intenture related to the Notes. Interest is payable semiannually on June 15 and December 15, and is payable, at the election of the Company, in either cash or registered shares of the Company's common stock. The Notes are redeemable at the Company's option at any time on or after the third business day after June 15, 2004, at specified redemption prices plus accrued interest. During 2000, a shelf registration statement on Form S-3 (Commission File No. 333-50026) was filed with the Securities and Exchange Commission registering the Notes and the shares of common stock issuable upon conversion of the Notes and as payment-in kind interest on the Notes. Total interest expense incurred during 2000 related to the Notes was approximately $5,719,000, of which $5,219,000 was paid in cash and $500,000 is included in accrued liabilities in the accompanying balance sheet.

    In connection with the Company's acquisition of businesses, the Company recognized notes of approximately $713,000 which are currently payable.

7.  COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

    The Company has entered into various operating lease agreements, with expirations through 2010, for leased space and equipment. Future minimum lease obligations as of December 31, 2000, related to the Company's operating leases are as follows:

2001........................................................  $11,107,000
2002........................................................   12,037,000
2003........................................................   12,409,000
2004........................................................   10,012,000
2005........................................................    6,143,000
Thereafter..................................................    5,591,000
                                                              -----------
    Total minimum lease obligations.........................  $57,299,000
                                                              ===========

    Total operating lease expenses for the years ended December 31, 1998, 1999 and 2000, was approximately $586,000, $1,946,000 and $9,321,000, respectively.

CAPITAL LEASES

    The Company has entered into various capital leases for equipment. Future minimum lease obligations as of December 31, 2000, related to the Company's capital leases are as follows:

2001........................................................  $39,484,000
2002........................................................   28,832,000
2003........................................................   15,263,000
2004........................................................      754,000
2005........................................................       33,000
    Total minimum lease obligations.........................   84,366,000
Less -- Amounts representing interest.......................  (10,847,000)
                                                              -----------
Present value of minimum lease obligations..................   73,519,000
Current maturities..........................................  (32,229,000)
                                                              -----------
Capital lease obligations, net of current maturities........  $41,290,000
                                                              ===========

CONNECTIVITY CONTRACTS

    In order to provide its services, the Company must connect each in-building network to a central facility in each metropolitan area, usually over broadband lines that are leased from other carriers. At this metropolitan hub, the Company aggregates and disseminates network traffic for Internet connectivity. The Company has secured contracts that range from monthly to five years for local transport and up to three years for national intercity transport. The Company incurs fixed monthly charges for local connectivity. For national connectivity, the Company incurs fixed monthly charges plus incremental charges for customer usage above a certain volume. In addition, in the event the Company fails to meet its minimum volume commitments for national connectivity, it may be obligated to pay underutilization charges.

    Future minimum obligations as of December 31, 2000, related to the Company's connectivity contracts are as follows:

2001........................................................  $14,956,000
2002........................................................    2,509,000
2003........................................................    1,062,000
2004........................................................      215,000
2005........................................................      181,000
                                                              -----------
Total minimum lease obligations.............................  $18,923,000
                                                              ===========

    Total connectivity expense for the years ended December 31, 1998, 1999 and 2000, was approximately $463,000, $2,144,000 and $19,557,000, respectively.

LITIGATION

    The Company is involved in certain litigation arising in the ordinary course of business. Management believes that such litigation will be resolved without material effect on the Company's financial position or results of operations.

ACQUISITION COMMITMENTS

    During 2000, the Company completed five acquisitions as described in
Note 10. Additional amounts are potentially payable to the former owners of the acquired companies and are contingent upon the achievement of certain performance levels. The performance levels relate to various employment and financial targets that extend into 2003 and that may or may not be achieved. Payment of all these contingent amounts would result in additional goodwill and/or compensation expense. If all performance targets are achieved the Company would be obligated to pay up to $540,000 in cash, issue up to 861,000 shares of common stock of the Company, release from restriction warrants underlying 250,000 shares of common stock of the Company, release from restriction 759,000 shares of restricted stock and issue shares of common stock (in addition to the 861,000 shares previously discussed) equivalent to $1,100,000 as of the date of issuance. Additional goodwill and/or compensation expense will be recorded as it becomes probable that such amounts will be paid to the former owners of the acquired companies.

8.  EQUITY:

COMMON STOCK

    Pursuant to an investment agreement dated November 23, 1998, and in connection with a preferred investment (see below), the Company issued to a group of investors approximately 13,270,000 shares of common stock for $.0015 per share and approximately 7,291,000 shares of common stock for $.0015 per share to a second group of investors in December 1998.

    During 1998, accrued interest totaling $980,000 was contributed by an investor and a real estate owner. As both are related parties of the Company, the contribution was accounted for as a capital transaction and included in the accompanying consolidated statements of stockholders' equity.

    In April 1999, the Company issued 125,000 shares of common stock for consulting services previously received.

    In August 1999, the Company issued 6,059,000 shares of common stock to a group of financial sponsors and to real estate partners in connections with a preferred investment. (See Preferred Stock, August 1999 transaction below)

    On October 29, 1999, the Company raised gross proceeds of approximately $305,470,000 in its initial public offering. The Company sold 16,970,550 shares of common stock at a price of $18 per share.

    During the years ended December 31, 1999 and 2000, the Company repurchased 96,000 and 579,000 shares of unvested restricted common stock. During the year ended December 31, 2000, warrants underlying 712,000 shares of stock were exercised (see Warrants). During the year ended December 31, 2000, 1,791,000 shares of common stock were issued in connection with acquisitions, of which 759,000 shares are restricted and subject to forfeiture if certain performance targets are not achieved over the next three years. Of these 1,791,000 shares of common stock, 129,000 shares were purchase consideration while 1,662,000 shares were compensation to employees of the acquired companies. During the year ended December 31, 2000, 52,000 shares of common stock were issued in connection with the Company's employee stock purchase plan. Stock options underlying 347,000 and 16,000 shares of common stock of the Company were exercised by employees during the year ended December 31, 1999 and 2000, respectively.

PREFERRED STOCK

    In November and December 1998, the Company issued to groups of investors, 41 and 25 shares of Series A convertible redeemable preferred stock, for $41,000,000 and $25,000,000 in cash, respectively.

    In August 1999, the Company issued 17 shares of Series B preferred stock to a group of financial sponsors and 34 shares of Series B preferred stock to real estate partners and their affiliates for approximately $51,000,000 in cash.

    The holders of the preferred stock were entitled to certain rights including: redemption, conversion, dividends and liquidation preference, as defined in the investment agreement. As a result of the redemption provision, the preferred stock was classified outside of stockholders' equity (deficit).

    Simultaneous with the Company's initial public offering and pursuant to contractual agreements with the preferred stockholders, all of the outstanding shares of preferred stock were converted into 6,500,000 shares of common stock. Upon the conversion, accrued dividends of $6,904,000 on the preferred stock were waived and recorded as a contribution to capital.

WARRANTS

    The Company has issued and plans to continue to issue to real estate partners and their affiliates warrants to acquire shares of common stock in exchange for the right, pursuant to telecommunications license agreements, to install its broadband data network in these real estate entities' buildings. The warrants are exercisable upon the occurrence of certain events, as defined in the warrant acquisition agreements.

    The number of warrants the Company is obligated to issue may be adjusted if certain telecommunication license agreements are not executed and delivered in accordance with the parameters outlined in the warrant acquisition agreements. Accordingly, the date for determining the final value of the warrants is the date on which the telecommunication license agreements are signed and delivered, as defined, and the real estate partners effectively complete their performance element of the warrant acquisition agreement. At the measurement date, the Company will measure the fair market value of the warrants based on an acceptable pricing model. The warrants also are subject to forfeiture as a result of subsequent events of default by the real estate partners as outlined in the warrant acquisition agreement.

    During the year ended December 31, 1999, the Company entered into warrant acquisition agreements for the issuance of 7,004,000 shares of common stock. The performance obligations underlying 6,336,000 shares of common stock had been completed as of December 31, 1999. The value of the telecommunication license agreements (TLA's) related to these 6,336,000 warrants at December 31, 1999, was $109,135,000.

    During the year ended December 31, 2000, the Company entered into warrant agreements for the issuance of 1,085,000 shares of common stock, net of adjustments for certain telecommunication license agreements that were not executed and delivered in accordance with parameters outlined in the warrant acquisition agreements. The performance obligations related to 1,353,000 warrants were completed during 2000. The value of the TLA's related to these 1,353,000 warrants at December 31, 2000, was $30,979,000. Warrants underlying 712,000 shares of common stock, valued at $14,664,000, were exercised during the year ended December 31, 2000.

    During the year ended December 31, 2000, the Company issued warrants underlying 150,000 shares of common stock in exchange for services which resulted in an expense of $2,396,000.

    During the year ended December 31, 2000, the Company issued warrants underlying up to 250,000 shares of common stock in connection with acquisitions. The exercise of these warrants are contingent upon future events (see Note 7).

9.  STOCK COMPENSATION:

RESTRICTED STOCK AWARDS

    During 1998 and early 1999, the Company issued approximately 5,753,000 shares of common stock to management, current and former employees and non-employee stockholders for $.0015 per share. With respect to the stockholders who are employees of the Company, subscription agreements provide that the shares shall be restricted, non-transferable, and subject to repurchase by the Company until vested. Upon issuance of the shares to the employees in 1998, certain shares were vested based on employees' prior service with the Company. Unvested shares vest over four years in equal monthly installments commencing upon their issuance. Pursuant to contractual arrangements, vesting of shares may accelerate upon the occurrence of a qualifying business combination or a combination of a qualifying business combination and termination of employment without cause. The accelerated vesting provisions differ based upon the employee's position with the Company. There are no accelerated vesting provisions related to performance criteria. Upon the resignation or termination of an employee subscriber for any reason, all unvested shares will be subject to repurchase by the Company at the price paid by the employee.

    The following table presents the activity related to restricted stock for the years presented.

                                   GRANTED     VESTED     REPURCHASED   OUTSTANDING
                                  ---------   ---------   -----------   -----------
1998............................  4,610,000   2,163,000          --      2,447,000
1999............................  1,143,000   1,122,000     153,000      2,315,000
2000............................         --     953,000     503,000        859,000

    The vesting schedule for the outstanding shares that have been issued or subscribed through December 31, 2000, for the years ending is:

2001........................................................  409,000
2002........................................................  387,000
2003........................................................   63,000

    During the year ended December 31, 2000, the Company issued 759,000 shares of restricted stock (see Compensation Charge discussion below). These shares are subject to certain contingencies based on future events and are not included in the schedules above (see Note 7).

EQUITY BASED COMPENSATION PLANS

    Effective June 1, 1999, the Company adopted the 1999 Amended and Restated Stock Option and Equity Incentive Plan (the "1999 Plan") under which 5,000,000 shares of common stock are authorized for issuance. Effective June 15, 2000, the Company adopted the Allied Riser Communications Corporation 2000 Stock Option and Equity Incentive Plan (the "2000 Plan") under which 8,500,000 shares of common stock are authorized for issuance (the 1999 Plan and the 2000 Plan, together the "Plans"). The shares authorized under the Plans, subject to adjustments, are available for award to employees, officers, directors, or consultants. Pursuant to the Plans, the Company's board of directors may grant stock options, stock appreciation rights, restricted shares, deferred shares and certain tax offset payments. The terms of any particular grant, including any performance-based requirements, vesting terms and other restrictions are determined by the Board or by the Compensation Committee of the Board. The exercise price of nonstatutory options may be above, at or below fair market value of the common stock on the grant date. The exercise price of incentive stock options must not be less than the fair market value on the grant date. The right to purchase shares under the stock options agreements typically vests over a four-year period. The exercise period of options may be set by the Board or the Committee but may not exceed ten years for incentive stock options. As of December 31, 2000, there were 4,694,000 share available for future grants. No options were granted outside of the Plans.

    During June 1999, the Company granted 347,000 stock options to employees under the 1999 Plan. Each of the options granted included a provision for exercise through July 26, 1999. All options were exercised prior to that date. Shares issued upon the exercise of the stock options were restricted and shall vest on a monthly basis over a four-year period.

    The Company accounts for stock options and other employee awards under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Had compensation costs for the Plans been determined based on the fair market value of the options as of the grant dates, consistent with the method prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) applicable to common stock and net income (loss) per common share would have resulted in the pro forma amounts indicated below (dollars in thousands, exception per share data):

                                                           1999       2000
                                                         --------   ---------
Net income (loss):
  As reported..........................................  $(63,940)  $(173,408)
  Pro forma............................................   (66,167)   (195,244)
Net income (loss) per common share:
  As reported..........................................    $(2.15)     $(3.18)
  Pro forma............................................     (2.23)      (3.58)

    No diluted earnings per share are presented as the Company has generated net losses and all potentially dilutive securities would be antidilutive.

    The weighted average fair market value of options granted during each of the years ended December 31, 1999 and 2000, were $13.25 and $6.81, respectively. The fair market value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                1999          2000
                                                              --------      --------
Expected dividend yield.....................................      --            --
Expected stock price volatility.............................     107%          106%
Average risk-free interest rate.............................    5.30%         6.02%
Expected life of options (years)............................       6             6

    The following table summarizes stock option activity for the year ended December 31, 1999 and 2000:

                                                                                         WEIGHTED
                                                                                         AVERAGE
                                                         OPTIONS      RANGE OF PRICE      PRICE
                                                       OUTSTANDING       PER SHARE       EXERCISE
                                                       -----------   -----------------   --------
Balance at 1/1/99....................................          --                   --   $     --
Granted --
Option Price Equal to Fair Market Value..............   1,566,095    $0.0015 - $22.500   $ 8.8581
    Total Granted....................................   1,566,095    $0.0015 - $22.500   $ 8.8581
Exercised............................................     (22,656)   $0.0015 - $0.3336   $ 0.1169
Canceled.............................................     (39,022)   $0.0015 - $18.000   $ 6.8522
                                                       ----------    -----------------   --------
Balance at 12/31/99..................................   1,504,417    $0.0015 - $22.500   $ 9.0532
                                                       ==========    =================   ========
Granted --
Option Price Equal to Fair Market Value..............   6,146,769    $1.3750 - $41.250   $ 9.3198
Option Price Greater Than Fair Market Value..........   1,151,414    $4.9063 - $26.875   $ 5.4631
Option Price Less Than Fair Market Value.............   1,388,000    $0.0000 - $26.625   $ 1.6520
    Total Granted:...................................   8,686,183    $0.0000 - $41.250   $ 7.5745
Exercised............................................     (45,805)   $0.3336 - $0.3336   $ 0.3336
Canceled.............................................  (1,407,258)   $0.0015 - $41.250   $13.1782
                                                       ----------    -----------------   --------
Balance at 12/31/00..................................   8,737,537    $0.0000 - $41.250   $ 6.9645
                                                       ==========    =================   ========

    As of December 31, 2000, 735,601 of options outstanding were exercisable. No options outstanding were exercisable at December 31, 1999. The remaining options will become exercisable over the next three to four years based on vesting percentages.

    The following table summarizes information about the Company's outstanding and exercisable stock options at December 31, 2000:

                             OPTIONS OUTSTANDING        OPTIONS EXERCISABLE
                          -------------------------   -----------------------
                                         WEIGHTED-
                                          AVERAGE
                                         REMAINING    WEIGHTED-                 WEIGHTED-
                          OUTSTANDING   CONTRACTUAL    AVERAGE    EXERCISABLE    AVERAGE
RANGE OF                     AS OF         LIFE       EXERCISE       AS OF      EXERCISE
EXERCISE PRICES            12/31/00       (YEARS)       PRICE      12/31/00       PRICE
---------------           -----------   -----------   ---------   -----------   ---------
$0.0000-- 4.1250.......    4,740,990        9.6       $ 1.9706       87,948     $ 0.7828
4.1251-- 8.2500........    1,738,572        8.8         5.3747      230,553       5.1224
8.2501--12.3750........      158,907        9.6        10.3827       50,000      10.2500
12.3751--16.5000.......      298,052        9.4        14.2789            0       0.0000
16.5001--20.6250.......    1,411,343        7.6        18.0243      362,244      17.9964
20.6251--24.7500.......       37,678        8.6        22.8407        4,856      22.5000
24.7501--28.8750.......      250,041        8.2        25.3271            0       0.0000
28.8751--33.0000.......       52,036        9.2        31.1039            0       0.0000
33.0001--37.1250.......        2,300        9.2        34.7500            0       0.0000
37.1251--41.2500.......       47,618        9.2        40.7246            0       0.0000
                           ---------        ---       --------      -------     --------
Total..................    8,737,537        9.1       $ 6.9656      735,601     $11.4065
                           =========        ===       ========      =======     ========

2000 EMPLOYEE STOCK PURCHASE PLAN

    Beginning July 1, 2000, the Company has established an employee stock purchase plan, the Allied Riser Communications Corporation 2000 Employee Stock Purchase Plan (the "ESPP"), the terms of which allow qualified employees (as defined) to participate in the purchase of designated shares of the Company's common stock at a price equal to the lower of 85% of the closing price on the first or last day of the offering period. Offering periods begin on the first day of each fiscal quarter and end on the last day of each fiscal quarter. Under the ESPP, the Company issued 52,700 and 183,400 shares of common stock for the third and fourth fiscal quarters of 2000 at an average price per share of $5.64 and $1.73, respectively.

COMPENSATION CHARGE

    The Company completed an initial public offering ("IPO") of its securities on October 29, 1999. The estimated fair market value of the Company's common stock (as implied by the IPO price) exceeded management's determination of fair market value of each stock option grant and restricted stock grant made prior to the IPO. Therefore, the Company has recorded compensation of $32,335,000 for the excess of the IPO price over the pre-IPO stock option grant and restricted stock grant price. During the year ended December 31, 1999, $14,681,000 was recorded as compensation expense and as of December 31, 1999, $17,654,000 was being deferred and amortized over the remaining estimated employee service period. The total compensation charge is reduced when employees terminate prior to vesting.

    During 2000, certain employees were terminated which resulted in a reduction of $7,982,000 to the deferred compensation recorded upon the IPO. Amortization related to this deferred compensation was $6,022,000, net of adjustments for terminated employees, for the year ended December 31, 2000. As of December 31, 2000, the balance of unamortized deferred compensation recorded upon the IPO was $3,650,000 and is being amortized over the remaining estimated employee service period.

    In connection with acquisitions of businesses during 2000, the Company has entered into various employment agreements with former owners and employees of the acquired companies. The Company recorded deferred compensation of $9,266,000 related to restricted stock granted to employees of the acquired companies. Amortization related to this deferred compensation was $3,184,000 for the year ended December 31, 2000. As of December 31, 2000, $6,082,000 is being deferred and amortized over the remaining estimated employee service period.

    During 2000, the Company issued approximately 1,388,000 nonstatutory stock options with an exercise price less than fair market value on the date of grant in connection with the employment of senior management. As of December 31, 2000, the Company has recognized approximately $3,981,000 of deferred compensation and has recorded approximately $212,000 of amortization of deferred compensation related to these issuances. As of December 31, 2000, $3,769,000 is being deferred and amortized over the remaining vesting period.

10. ACQUISITIONS:

    During the second and third quarters of 2000, the Company acquired all of the outstanding stock of four high-speed data communication and professional services companies and 68% of the outstanding stock of Shared Technologies of Canada (the "acquired companies"). The purchase of each acquired company was accounted for under the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of operations do not include the results of operations related to the acquired companies prior to each of their respective acquisition dates.

    The Company purchased the acquired companies for an initial aggregate purchase price of $16,021,000 in cash of which $1,168,000 was payable at December 31, 2000, and 129,000 shares of common stock of the Company valued at approximately $4,011,000. The purchase price may be adjusted if certain performance targets are achieved (see Note 6). The aggregate fair market value of tangible assets acquired was $8,337,000 and liabilities assumed were $12,651,000. The total excess of the purchase price over the fair market value of the net tangible assets for the acquired companies has been allocated to real estate access rights (approximately $8,892,000) with the remainder allocated to goodwill and other intangible assets. The Company is amortizing goodwill and other intangible assets over a three-year period. Real estate access rights are being amortized over the life of the related telecommunication license agreements. The Company's purchase price allocation of the acquisitions is preliminary and may be adjusted as additional information is obtained and as contingencies discussed above are resolved. The five acquisitions accounted for $6,733,000 of the total revenues generated by the Company in 2000.

    The following table presents the unaudited pro forma results of operations of the Company for the years ending December 31, 1999 and 2000, as if these acquisitions had been consummated at the beginning of each period presented. The unaudited pro forma results are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the periods presented or the results which may occur in the future:

                                                                           YEAR ENDED
                                                              -------------------------------------
                                                              DECEMBER 31, 1999   DECEMBER 31, 2000
                                                              -----------------   -----------------
                                                                           (UNAUDITED)
Revenues....................................................     $13,018,000        $  23,034,000
Net income (loss) before extraordinary items................     (64,840,000)        (178,207,000)
Net income (loss) applicable to common stock................     (71,292,000)        (178,207,000)
Net income (loss) per share, basic and diluted..............           (2.40)               (3.27)

11. INCOME TAXES:

    The differences between the statutory federal income tax rates and the Company's effective income tax rate for the years ended December 31, are as follows:

                                                                1998        1999        2000
                                                              --------    --------    --------
Computed statutory tax expense..............................   (34.0)%     (34.0)%     (34.0)%
Deferred compensation.......................................      --         8.7%        1.9%
Other nondeductible expenses................................     0.1%        0.1%        0.4%
Non-book income.............................................     2.3%         --          --
                                                               -----       -----       -----
Valuation allowance.........................................    31.6%       25.2%       31.7%

    Deferred taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as incurred by tax laws and regulations.

    The following table discloses the components of the deferred tax amounts at December 31:

                                                          1998           1999           2000
                                                       -----------   ------------   ------------
Deferred tax assets --
  Temporary difference for basis in and depreciation
    of property and equipment........................  $   158,000   $    674,000   $  1,682,000
  Start-up costs.....................................    3,896,000      3,104,000      2,329,000
  Real estate access rights..........................           --        692,000      5,832,000
  Net operating loss.................................      812,000     14,846,000     63,240,000
  Other..............................................       76,000         98,000      1,270,000
                                                       -----------   ------------   ------------
    Total deferred tax assets........................    4,942,000     19,414,000     74,353,000
Deferred tax liability...............................           --             --             --
                                                       -----------   ------------   ------------
Net deferred tax asset...............................    4,942,000     19,414,000     74,353,000
Less -- Valuation allowance..........................   (4,942,000)   (19,414,000)   (74,353,000)
                                                       -----------   ------------   ------------
    Net deferred tax amount..........................  $        --   $         --   $         --
                                                       ===========   ============   ============

    The Company had approximately $186,000,000 of net operating loss carry forward for federal income tax purposes at December 31, 2000. The net operating loss carry forward will begin to expire in 2018, if not previously utilized. Under existing income tax law, all operating expenses incurred prior to a company commencing its principal operations are capitalized and amortized over a five-year period for tax purposes. On November 23, 1998, the Company commenced its principal operations for tax purposes and no longer capitalizes operating expenses as start-up costs.

    A valuation allowance must be provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Management has decided to record this allowance due to the uncertainty of future operating results. In subsequent periods, the Company may reduce the valuation allowance, provided that utilization of the deferred tax asset is more likely than not, as defined by SFAS No. 109, "Accounting for Income Taxes."

12. RELATED PARTIES:

    The Company has entered into telecommunication license agreements with numerous real estate owners and managers to acquire access to and the right to install and operate its broadband data network in their buildings. Most of these real estate owners and managers received warrants in connection with this access and nine of these entities purchased equity in the Company (see Note 8). In accordance with the telecommunication license agreements, the Company pays fees which vary proportionally (above a fixed minimum) with gross revenues generated in the respective buildings to these owners. In addition, the Company leases office space from numerous real estate owners. Pursuant to these obligations, the Company paid $156,000, $1,047,000, and $4,216,000 for rent and fees during the years ended December 31, 1998, 1999 and 2000, respectively.

    One of the Company's initial investors has interests in entities from which the Company periodically purchases fiber-optic cable and other materials and has historically, prior to 2000, purchased insurance and legal services. For the years ended December 31, 1998, 1999 and 2000, the Company had purchases of approximately $2,319,000, $2,451,000 and $8,809,000, respectively, for fiber-optic cable and $387,000, $192,000 and $0 for insurance and legal services, respectively.

    One of the underwriters for the initial public offering described in Note 9 provides financial advisory and consulting services to the Company. Affiliates of this entity own common stock and warrants of the Company.

13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                                    THREE MONTHS ENDED
                                              --------------------------------------------------------------
                                              MAR. 31, 2000   JUNE 30, 2000   SEPT. 30, 2000   DEC. 31, 2000
                                              -------------   -------------   --------------   -------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenue...............................    $  1,358        $  1,972         $  4,403        $  6,599
Operating income (loss).....................     (41,194)        (46,933)         (49,347)        (44,809)
Net income (loss)...........................     (37,025)        (44,068)         (47,217)        (45,098)
Net income (loss) applicable to common
  stock.....................................    $(37,025)       $(44,068)        $(47,217)       $(45,098)
                                                ========        ========         ========        ========
Net income (loss) per common share..........       $(.69)          $(.81)           $(.87)          $(.81)
                                                ========        ========         ========        ========
Weighted average number of shares
  outstanding...............................      53,318          54,272           54,565          55,644
                                                ========        ========         ========        ========

                                                                    THREE MONTHS ENDED
                                              --------------------------------------------------------------
                                              MAR. 31, 1999   JUNE 30, 1999   SEPT. 30, 1999   DEC. 31, 1999
                                              -------------   -------------   --------------   -------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenue...............................    $    146        $    401         $    442        $    881
Operating income (loss).....................      (5,742)        (14,589)         (16,162)        (24,284)
Net income (loss)...........................      (5,327)        (14,635)         (16,030)        (21,496)
Net income (loss) applicable to common
  stock.....................................    $ (6,977)       $(16,285)        $(18,270)       $(22,408)
                                                ========        ========         ========        ========
Net income (loss) per common share..........       $(.31)          $(.71)           $(.68)          $(.48)
                                                ========        ========         ========        ========
Weighted average number of shares
  outstanding...............................      22,396          22,886           26,809          46,534
                                                ========        ========         ========        ========

14. SUBSEQUENT EVENT:

    In connection with employee changes initiated during the first quarter of 2001, the Company has made preliminary estimates that the related severance benefits will cost approximately $970,000. As a result of these changes, the Company anticipates a net reduction in deferred compensation charges previously recognized of approximately $3,062,000, of which approximately $2,236,000 has already been expensed and approximately $826,000 remained to be expensed.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2000           2001
                                                              ------------   -------------
                                                                              (UNAUDITED)
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $  29,455      $  28,482
  Short-term investments....................................      212,107         86,241
  Accounts receivable, net of reserve of $196 and $2,599,
    respectively............................................        3,912          1,093
  Prepaid expenses and other current assets.................        5,606          2,301
                                                                ---------      ---------
    Total current assets....................................      251,080        118,117
PROPERTY AND EQUIPMENT, net.................................      182,442         33,191
REAL ESTATE ACCESS RIGHTS, net of accumulated amortization
  of $16,003 and $246, respectively.........................      133,003          8,557
GOODWILL AND OTHER INTANGIBLE ASSETS, net of accumulated
  amortization of $2,592 and $0, respectively...............       12,118             --
OTHER ASSETS, net...........................................       11,060          8,623
                                                                ---------      ---------
    Total assets............................................    $ 589,703      $ 168,488
                                                                =========      =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................    $  17,904      $   7,047
  Accrued liabilities.......................................       21,037         22,712
  Current maturities of capital lease obligations...........       32,229         35,883
  Current maturities of debt................................          713            604
                                                                ---------      ---------
    Total current liabilities...............................       71,883         66,246
CAPITAL LEASE OBLIGATIONS, net of current maturities........       41,290         23,189
LONG TERM LIABILITIES:
  Long term debt, net of current maturities.................           --            749
  Convertible notes (7.50% interest payable in stock or
    cash)...................................................      150,000        123,600
                                                                ---------      ---------
    Total liabilities.......................................      263,173        213,784

COMMITMENTS AND CONTINGENCIES (see note 10)

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value, 1,000,000,000 shares
  authorized, 58,561,000 and 60,819,000 outstanding as of
  December 31, 2000 and September 30, 2001, respectively
  (net of 675,000 and 1,874,000 treasury shares,
  respectively).............................................            6              6
Additional paid-in capital..................................      460,137        509,294
Warrants, authorizing the issuance of 7,377,000 and
  4,496,000 shares as of December 31, 2000 and September 30,
  2001, respectively........................................      127,846         71,127
Deferred compensation.......................................      (13,501)        (3,340)
Accumulated other comprehensive income (loss)...............         (547)          (859)
Accumulated deficit.........................................     (247,411)      (621,524)
                                                                ---------      ---------
    Total stockholders' equity (deficit)....................      326,530        (45,296)
                                                                ---------      ---------
    Total liabilities and stockholders' equity..............    $ 589,703      $ 168,488
                                                                =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 2000         2001
                                                              ----------   ----------
                                                                    (UNAUDITED)
REVENUE:
  Network services..........................................  $    6,161   $   18,547
  Value added services......................................       1,572        5,680
                                                              ----------   ----------
    Total revenue...........................................       7,733       24,227
OPERATING EXPENSES:
  Network operations (including $707 and $477 amortization
    of deferred compensation, respectively).................      30,365       57,050
  Cost of value added services..............................       1,101        4,013
  Selling expense (including $1,580 and $1,484 amortization
    of deferred compensation, respectively).................      36,005       19,062
  General and administrative expenses (including $7,968 and
    $(616) amortization of deferred compensation,
    respectively)...........................................      52,696       36,397
  Depreciation and amortization.............................      25,041       32,484
  Asset write-down..........................................          --      262,336
                                                              ----------   ----------
    Total operating expenses................................     145,208      411,342
                                                              ----------   ----------
OPERATING LOSS..............................................    (137,475)    (387,115)
OTHER INCOME (EXPENSE):
  Interest expense..........................................      (4,632)     (11,533)
  Interest and other income.................................      13,797        6,780
                                                              ----------   ----------
    Total other income (expense)............................       9,165       (4,753)
                                                              ----------   ----------
INCOME (LOSS) BEFORE INCOME TAXES...........................    (128,310)    (391,868)
                                                              ----------   ----------
INCOME TAX BENEFIT..........................................          --        6,037
                                                              ----------   ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.....................    (128,310)    (385,831)
                                                              ----------   ----------
EXTRAORDINARY GAIN FROM EXTINGUISHMENT OF DEBT, net.........          --       11,718
                                                              ----------   ----------
NET INCOME (LOSS)...........................................  $ (128,310)  $ (374,113)
                                                              ==========   ==========
NET INCOME (LOSS) PER COMMON SHARE:
  Loss before extraordinary item............................       (2.38)       (6.49)
  Extraordinary gain, net...................................          --          .20
                                                              ----------   ----------
NET INCOME (LOSS) PER COMMON SHARE..........................  $    (2.38)  $    (6.29)
                                                              ----------   ----------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING...............  53,911,000   59,493,000
                                                              ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001
                                 (IN THOUSANDS)

                                                                 2000          2001
                                                              -----------   -----------
                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  (128,310)  $  (374,113)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities
  Depreciation and amortization.............................       35,296        33,829
  Extraordinary gain from extinguishment of debt, net.......           --       (11,718)
  Deferred income taxes.....................................           --        (6,037)
  Write-down of assets......................................           --       262,336
  Loss on sale of assets, net...............................           --         1,914
  Other non-cash expenses...................................           --         1,799
  Changes in assets and liabilities, net of the effect of
    acquisitions
    Increase in accounts receivable, net....................       (1,989)         (158)
    Decrease in prepaid expenses............................          247         2,639
    (Increase) decrease in other assets.....................       (4,946)        1,590
    Increase (decrease) in accounts payable, accrued
      liabilities and deferred revenue......................       38,023        (7,338)
                                                              -----------   -----------
      Net cash used in operating activities.................      (61,679)      (95,257)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................      (79,748)       (7,159)
  Purchase of short-term investments, net...................       (4,099)           --
  Proceeds from sale of short-term investments, net.........           --       125,865
  Proceeds from sale of assets, net.........................           --           121
  Acquisition of businesses, net of cash acquired...........      (14,698)         (164)
                                                              -----------   -----------
      Net cash (used in) provided by investing activities...      (98,545)      118,663
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible notes, net of offering cost.....      145,000            --
  Payments on capital lease obligations.....................       (4,477)      (16,336)
  Payments on debt..........................................         (351)       (1,159)
  Payments on principal for convertible notes...............           --        (7,392)
  Proceeds from issuance of common stock and sale of
    subsidiary stock, net of issuance costs.................        1,554           545
                                                              -----------   -----------
      Net cash provided by (used in) financing activities...      141,726       (24,342)
                                                              -----------   -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................           (3)          (37)
DECREASE IN CASH AND CASH EQUIVALENTS.......................      (18,501)         (973)
CASH AND CASH EQUIVALENTS, beginning of period..............      152,564        29,455
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, end of period....................  $   134,063   $    28,482
                                                              ===========   ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest....................................  $       783   $     9,393
  Noncash investing and financing activities
    Equipment acquired under capital leases.................  $    45,264   $     2,198
    Accrued interest on convertible notes...................  $     2,843   $     2,730
    Warrants issued.........................................  $    33,292   $        95
    Deferred compensation...................................  $    15,857   $    (3,405)
    Treasury shares issued for bonus payments (425,000
      shares)...............................................  $        --   $     1,138

  The accompanying notes are an integral part of these consolidated financial statements.

            ALLIED RISER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2000 AND 2001
                                  (UNAUDITED)

1.  ORGANIZATION:

    Allied Riser Communications Corporation ("ARC Corporation") (collectively including all predecessors, the "Company") is a facilities-based provider of broadband data, video and voice communications services to small- and medium-sized businesses. The Company suspended its retail services in most of its markets in the United States on September 21, 2001. The Company is pursuing the provision of in-building wholesale services of its broadband data network.

2.  PRESENTATION:

    In the opinion of the Company's management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position as of September 30, 2001. The results of operations for the three and nine months ended September 30, 2000 and 2001, and cash flows for the nine months ended September 30, 2000 and 2001, are not necessarily indicative of the results of operations or cash flows to be expected for the full year. The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in notes to consolidated financial statements have been condensed or omitted pursuant to such rules and regulations, but resultant disclosures are in accordance with generally accepted accounting principles as they apply to interim reporting. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2000, and the notes thereto included in the Company's Annual Report on Form 10-K. The accompanying unaudited consolidated financial statements include all wholly owned subsidiaries and a 68% owned subsidiary, Shared Technologies of Canada ("STOC"). STOC is owned by the Company's wholly owned subsidiary, ARC Canada. All inter-company accounts and activity have been eliminated. The minority interest in STOC is not presented in the accompanying financial statements because the minority interest is in a deficit position and the Company continues to record 100 percent of the losses of STOC. All results are reported in United States dollars. Pursuant to a shareholders agreement dated July 26, 2000 between Allied Riser and the minority shareholders in STOC, effective October 31, 2001, such minority shareholders have the right to cause Allied Riser to purchase their shares of STOC at a per share price determined by a formula described in the shareholders agreement. During January 2002, the minority shareholders of STOC exercised this right (see note 14).

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management may be required to make significant estimates of, among other things, the fair value of long-lived assets, allowance for doubtful accounts, and amounts recorded for acquisition contingencies. Actual results may differ from those estimates.

3.  PROPOSED MERGER:

    On August 28, 2001, the Company entered into a merger agreement with Cogent Communications Group, Inc., which was subsequently amended on October 13, 2001, under which agreement each share of its common stock would be exchanged for Cogent common stock. The merger is conditioned upon, among other things, approval by the Company's stockholders, the approval for listing or quotation of the shares of Cogent common stock to be issued in the merger on a national securities exchange or the Nasdaq National Market, and the receipt of material consents.

4.  COMPREHENSIVE INCOME (LOSS):

    Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period as a result of transactions from other events and circumstances from non-owner sources. It consists of net loss and other gains and losses affecting stockholders' equity that, under accounting principles generally accepted in the United States, are excluded from net loss, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Currency translation is the only item of comprehensive income impacting the Company. Set forth below is the effect on the Company of currency translation for the indicated periods:

                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                       -------------------------------   -------------------------------
                                       SEPT. 30, 2000   SEPT. 30, 2001   SEPT. 30, 2000   SEPT. 30, 2001
                                       --------------   --------------   --------------   --------------
Net income (loss)....................   $(47,217,000)    $(39,649,000)   $(128,310,000)   $(374,113,000)
Comprehensive income adjustments:
    Foreign currency translation
      adjustment.....................       (595,000)        (106,000)        (595,000)        (312,000)
                                        ------------     ------------    -------------    -------------
Comprehensive income (loss)..........   $(47,812,000)    $(39,755,000)   $(128,905,000)   $(374,425,000)

5.  INTERNATIONAL OPERATIONS:

    The Company recognizes revenue from operations in Canada through its wholly owned subsidiary, ARC Canada. All revenue is reported in United States dollars. Revenue for ARC Canada was $815,000 and $1,282,000 for the three months ended September 30, 2000 and 2001, respectively. Revenue for ARC Canada was $815,000 and $4,036,000 for the nine months ended September 30, 2000 and 2001, respectively. Long-lived assets of ARC Canada were $18,676,000 and $5,219,000 as of December 31, 2000 and September 30, 2001, respectively.

6.  NET LOSS PER SHARE:

    Net loss per share is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share" ("EPS"). SFAS No. 128 requires a presentation of basic EPS and diluted EPS. Basic EPS excludes dilution for common stock equivalents and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock.

    Shares issued to employees subject to repurchase by the Company are not included in the weighted average number of common shares outstanding for the period. Options and warrants to purchase 4,897,000 and 4,496,000 shares of common stock, respectively, were outstanding at September 30, 2001.

    Diluted EPS are not presented as all potentially dilutive securities would be antidilutive due to the net loss incurred for the three and nine months ended September 30, 2000 and 2001.

7.  ASSET WRITE-DOWN:

    During the second quarter of 2001, numerous adverse changes in the Company's industry and the economic environment as a whole, including significant declines in valuation of competitive telecommunications providers, continued weakness in the demand for information technology and telecommunications services, and business failures of several prominent companies in markets similar to the Company's caused the Company to conclude that its prospects for future cash flows had weakened and operating risks had increased. Additionally, during the second quarter of 2001, the Company made certain changes in its operations. Both these external and internal changes triggered a review of long-lived assets, including building and network-related assets, real estate access rights, property and equipment, and goodwill. This review indicated that undiscounted cash flows expected to be generated by such assets were not sufficient to recover the historical book value of long-lived assets and that such assets should be reduced to fair value. The Company calculated the present value of estimated cash flows to determine management's estimate of fair market value for the building and system infrastructure and real estate access rights. To determine the value of other assets, including system equipment, furniture, fixtures, software and equipment, the Company used the lower of the historical cost or management's estimate of fair market value. Based on the Company's current evaluation of the present value of expected cash flows of its subsidiaries acquired in 2000, the Company concluded that related long-lived assets and goodwill should be written down.

    The total amount of write down by category is as follows:

                                                              AMOUNT OF ASSET
                                                                WRITE-DOWN
                                                              ---------------
Property and equipment:
  System infrastructure.....................................   $ 58,108,000
  Other assets..............................................     78,051,000
                                                               ------------
Total property and equipment................................    136,159,000
Real estate access rights...................................    116,449,000
Goodwill....................................................      9,728,000
                                                               ------------
Total.......................................................   $262,336,000
                                                               ============

    In addition, on July 24, 2001, the Company announced a number of initiatives to further reduce its operating costs and refocus its business plan. These initiatives included the suspension of retail sales of broadband data applications and services, the transition of its current retail customers to other service providers, the closure of the Company's sales offices, and a further reduction in the number of employees by approximately 75% of the Company's workforce. The Company also announced its intention to pursue a business plan that contemplates the provision of in-building wholesale services of its broadband data network.

    In connection with the implementation of announced cost-cutting measures, the Company may in the future recognize accelerated depreciation for discontinued use of software. During the three and nine months ended September 30, 2001, the Company discontinued the use of certain software, thus reducing its useful life, which resulted in the recognition of $3,679,000 and $4,715,000, respectively, in accelerated depreciation. The Company will continue to evaluate its long-lived assets, including property and equipment and real estate access rights, to determine whether changes in circumstances have occurred that indicate the remaining asset balances may not be recoverable and an impairment loss should be recognized.

8.  PROPERTY AND EQUIPMENT:

    Property and equipment as of September 30, 2001, consist of the following:

                                                        AVERAGE
                                                       ESTIMATED
                                                      USEFUL LIVES
                                                        (YEARS)
                                                      ------------
Office equipment and information systems............        4        $ 29,580,000
Furniture and fixtures..............................        7           2,294,000
Leasehold improvements..............................        5           4,005,000
System infrastructure...............................       10           7,682,000
System equipment....................................        5           7,003,000
                                                                     ------------
Property and equipment, gross.......................                   50,564,000
                                                                     ------------
Less - accumulated depreciation and amortization....                  (17,373,000)
                                                                     ------------
Property and equipment, net.........................                 $ 33,191,000
                                                                     ============

    Capitalized interest for the nine months ended September 30, 2000 and 2001, was approximately $300,000 and $1,143,000, respectively.

9.  DEBT:

    On June 28, 2000, the Company completed the issuance and sale in a private placement of an aggregate of $150,000,000 in principal amount of its 7.50% convertible subordinated notes due June 15, 2007 (the "Notes"). The Company incurred expenses of approximately $4,997,000, of which approximately $4,500,000 represented underwriting fees and approximately $497,000 represented other expenses related to the offering. The net offering proceeds to the Company after total expenses were approximately $145,003,000. The Notes may be converted at the option of the holders into shares of the Company's common stock at an initial conversion price of $15.37 per share, which may be adjusted based on certain antidilution provisions in the intenture related to the Notes (the "Indenture"). Interest is payable semiannually on June 15 and December 15, and is payable, at the election of the Company, in either cash or registered shares of the Company's common stock. The Notes are redeemable at the Company's option at any time on or after the third business day after June 15, 2004, at specified redemption prices plus accrued interest. During 2000, a shelf registration statement on Form S-3 (Commission File No. 333-50026) was filed with the Securities and Exchange Commission registering some of the Notes for resale, the shares of common stock issuable upon conversion of the Notes and as payment-in kind interest on the Notes.

    On May 11, 2001, the Company commenced a tender offer to purchase any and all of the Notes for a purchase price of $280 in cash per $1,000 of principal amount of Notes, plus accrued but unpaid interest on the Notes up to but excluding the date on which the Company deposited the funds with the depositary to purchase the accepted Notes. On June 12, 2001, the Company announced the completion of the tender offer, accepting for purchase $26,400,000 of the aggregate principal amount of the Notes, representing approximately 17.6% of the $150,000,000 aggregate principal amount of the Notes outstanding prior to the tender offer. The Company paid $8,360,000 in cash, including $968,000 for accrued but unpaid interest, to complete the tender offer. An extraordinary gain of $11,718,000, net of $6,037,000 in income taxes, was recognized as a result of the early extinguishment of a portion of the aggregate principal amount of the Notes. The extraordinary gain also includes $486,000 of expenses incurred with the offer and a $767,000 write-off of associated debt issuance costs.

    The Indenture includes a provision requiring the repurchase of the Notes at the option of the holders upon a change in control as defined in the Indenture. Management does not believe that the proposed merger, as set forth in the Agreement and Plan of Merger dated August 28, 2001, as amended, by and among the Company, Cogent Communications Group, Inc. and Augustus Caesar Merger Sub, Inc., will be deemed a change in control as defined in the Indenture.

10. COMMITMENTS AND CONTINGENCIES:

    Outlined below are commitments and contingencies for the Company's operating leases, capital leases, connectivity contracts, legal proceedings, acquisition commitments, and retention plan. From time to time, the Company may decide to use cash for early retirement of such commitments and contingencies. As a result of the Company's suspension of retail operations, the Company is continuing its efforts to terminate contractual obligations that are not needed in connection with the Company's ongoing business. As a result, certain contractual obligations without future benefit may be terminated which may result in contractual commitments being paid in periods prior to those outlined below, which may accelerate the recognition of these expenses.

OPERATING LEASES

    The Company has entered into various operating lease agreements, with expirations through 2010, for leased space and equipment. Future minimum lease obligations related to the Company's operating leases, net of settled leases as discussed below, are as follows for the twelve months ended September 30:

2002........................................................  $11,200,000
2003........................................................   12,140,000
2004........................................................   10,460,000
2005........................................................    7,282,000
2006........................................................    3,548,000
Thereafter..................................................    3,937,000
                                                              -----------
    Total minimum lease obligations.........................  $48,567,000
                                                              ===========

    During the third quarter, the Company paid $705,000 to settle certain operating leases prior to their expiration, which terminated $2,962,000 in future obligations. Subsequent to September 30, the Company paid $118,000 to settle additional operating leases prior to their expiration, which terminated $524,000 in future obligations. Total operating lease expenses for the nine months ended September 30, 2000 and 2001, were approximately $6,020,000 and $6,641,000 (including $705,000 of termination fees), respectively.

CAPITAL LEASES

    The Company has entered into various capital leases for equipment. Future minimum lease obligations related to the Company's capital leases are as follows for the twelve months ended September 30:

2002........................................................  $ 42,066,000
2003........................................................    22,365,000
2004........................................................     1,921,000
2005........................................................        89,000
                                                              ------------
    Total minimum lease obligations.........................    66,441,000
Less - amounts representing interest........................    (7,369,000)
                                                              ------------
Present value of minimum lease obligations..................    59,072,000
Current maturities..........................................   (35,883,000)
                                                              ------------
Capital lease obligations, net of current maturities........  $ 23,189,000
                                                              ============

    On October 9, 2001, the Company and its wholly owned subsidiary, Allied Riser Operations Corporation, entered into a settlement and mutual release agreement in connection with certain of its capital lease agreements. See note 14 below for a further discussion of such settlement.

CONNECTIVITY CONTRACTS

    In order to provide its services, the Company must connect each in-building network to a central facility in each metropolitan area, usually over broadband lines that are leased from other carriers. At this metropolitan hub, the Company aggregates and disseminates network traffic for Internet connectivity. The Company has secured contracts that range from monthly to five years for local transport and up to three years for national inter-city transport. The Company incurs fixed monthly charges for local connectivity. For national connectivity, the Company incurs fixed monthly charges plus incremental charges for customer usage above a certain volume. In addition, in the event the Company fails to meet its minimum volume commitments for national connectivity, it may be obligated to pay underutilization charges.

    Future minimum obligations related to the Company's connectivity contracts, net of settled contracts as discussed below, are as follows for the twelve months ended September 30:

2002........................................................  $5,685,000
2003........................................................   2,656,000
2004........................................................     671,000
2005........................................................     590,000
Thereafter..................................................     110,000
                                                              ----------
    Total minimum obligations...............................  $9,712,000
                                                              ==========

    During the third quarter, the Company paid $565,000 to settle certain connectivity contracts prior to their expiration, which terminated $2,392,000 in future obligations. Subsequent to September 30, 2001, the Company paid $921,000 to settle additional connectivity contracts prior to their expiration, which terminated $2,114,000 in future obligations.

LEGAL PROCEEDINGS

    On July 26, 2001, in a case titled HEWLETT-PACKARD COMPANY V. ALLIED RISER OPERATIONS CORPORATION A/K/A ALLIED RISER COMMUNICATIONS, INC., Hewlett-Packard Company filed a complaint against the

Company's subsidiary, Allied Riser Operations Corporation, in the 95th Judicial District Court, Dallas County, Texas seeking damages of $18,775,000, attorneys' fees, interest and punitive damages relating to various types of equipment allegedly ordered from Hewlett-Packard Company by Allied Riser Operations Corporation. The Company believes this claim is without merit and has filed its answer generally denying Hewlett-Packard's claims. The Company intends to vigorously contest this lawsuit, and no financial provision has been included in the September 30, 2001 financial statements in connection with this litigation.

ACQUISITION COMMITMENTS

    During 2000, the Company completed five acquisitions as described in note
12. In connection with these acquisitions, additional amounts were potentially payable to the former owners and employees of the acquired companies and were contingent upon the achievement of certain performance levels. In connection with the disposition of four of the acquired companies (see note 12 and 14), the Company terminated certain of the employment agreements that provided for such additional contingent payments.

    During the three months ended September 30, 2001, the Company paid $524,000 in cash in settlement of a previously recorded liability, the Company released from restriction 245,000 shares of common stock valued at $51,000, and 1,179,000 shares of restricted stock were forfeited in connection with the termination of these employment agreements. Additionally, as of September 30, 2001, the Company has accrued $256,000 to be paid in cash, of which $212,000 was previously accrued and was expected to be paid in shares of common stock.

    During the nine months ended September 30, 2001, warrants underlying 250,000 shares of common stock, recorded with a fair value of zero, and 346,000 shares of restricted stock, were released from restriction. Subsequent to September 30, 2001, warrants underlying 250,000 shares of common stock, recorded with a fair value of zero, were forfeited.

RETENTION PLAN

    During the third quarter of 2001, the board of directors established a retention plan and as part of such plan directed that a pool of up to approximately $5,200,000 be set aside for bonus, severance, and retention payments for remaining employees. As of September 30, 2001, the Company has accrued $3,258,000 for such payments and substantially all of the remainder will be accrued during the fourth quarter of 2001.

11. EQUITY:

COMMON STOCK

    During the three and nine months ended September 30, 2001, the Company repurchased 1,268,000 and 1,624,000 shares of unvested restricted common stock, respectively. During the three and nine months ended September 30, 2001, the Company has issued 0 and 425,000 shares of common stock from treasury, respectively, in lieu of cash bonus payments for services rendered in 2000.

    Warrants underlying 0 and 3,009,000 shares of common stock were exercised during the three and nine months ended September 30, 2001, respectively (see Warrants). During the three and nine months ended September 30, 2001, the Company has issued 0 and 32,000 shares of common stock, respectively, in connection with obligations related to prior acquisitions. During the three and nine months ended September 30, 2001, 98,000 and 409,000 shares of common stock were issued, respectively, in connection with the Company's employee stock purchase plan. Also, during the three and nine months ended September 30, 2001, stock options underlying 0 and 7,000 shares of common stock, respectively, were exercised by employees.

WARRANTS

    The Company has issued to real estate partners and their affiliates warrants to acquire shares of common stock in exchange for the right, pursuant to telecommunications license agreements, to install its broadband data network in these real estate entities' buildings. The warrants are exercisable upon the occurrence of certain events set forth in the warrant acquisition agreements.

    The number of warrants the Company is obligated to issue may be adjusted if certain telecommunications license agreements are not executed and delivered in accordance with the parameters outlined in the warrant acquisition agreements. Accordingly, the date for determining the final value of the warrants is the date on which the telecommunications license agreements are signed and delivered (the "measurement date"), and the real estate partners effectively complete their performance element of the warrant acquisition agreement. At the measurement date, the Company measured the fair market value of the warrants based on an acceptable pricing model. The warrants also are subject to forfeiture as a result of subsequent events of default by the real estate partners as set forth in the warrant acquisition agreement.

    As of September 30, 2001, the Company has entered into warrant acquisition agreements for the issuance of 8,217,000 shares of common stock. Performance obligations relating to all of these warrant acquisition agreements had been completed as of September 30, 2001. At September 30, 2001, warrants underlying 3,721,000 shares of common stock had been exercised.

COMPENSATION CHARGE

    The Company completed an initial public offering ("IPO") of its common stock on October 29, 1999. The estimated fair market value of the Company's common stock (as implied by the IPO price) exceeded management's determination of fair market value of each stock option grant and restricted stock grant made prior to the IPO. As of December 31, 2000, $7,418,000 of stock compensation recorded upon completion of the IPO was being deferred and amortized over the remaining estimated employee service period. The total compensation charge is reduced if and when employees terminate prior to vesting.

    During the three and nine months ended September 30, 2001, certain employees were terminated, resulting in a reduction of $537,000 and $1,791,000, respectively, of the deferred compensation recorded upon completion of the IPO. During the three and nine months ended September 30, 2001, deferred compensation expense was reduced by $1,945,000 and $5,199,000, respectively, for previously recognized expense related to forfeited options and shares. Deferred compensation expense related to continuing employee service was $370,000 and $2,296,000 for the three and nine months ended September 30, 2001, respectively. As of September 30, 2001, the balance of unamortized deferred compensation recorded upon completion of the IPO was $3,331,000 and is being deferred and amortized over the remaining estimated employee service period.

    In connection with acquisitions of businesses during 2000, the Company entered into various employment agreements with former owners and employees of the acquired companies pursuant to which the Company issued restricted shares of common stock to such persons. As of December 31, 2000, $6,082,000 was being deferred and amortized over the remaining estimated employee service period. During the three and nine months ended September 30, 2001, the deferred compensation recorded upon consummation of the acquisitions was reduced by $5,000 and $1,825,000, respectively, to reflect the termination of certain of the employment agreements and the stock price as of September 30, 2001. During the three and nine months ended September 30, 2001, amortization related to this deferred compensation was $0 and $4,248,000, respectively. As of September 30, 2001, $9,000 is being deferred and amortized over the remaining estimated employee service period.

12. ACQUISITIONS:

    During the second and third quarters of 2000, the Company acquired all of the outstanding stock of four high-speed data communication and professional services companies and 68% of the outstanding stock of Shared Technologies of Canada. The following table presents the unaudited pro forma results of operations of the Company for the three and nine months ended September 30, 2000 as if the acquisitions made during 2000 had been consummated as of January 1, 2000, as compared to actual results of operations for the three and nine months ended September 30, 2001, respectively. The unaudited pro forma results are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the period presented or the results which may occur in the future.

                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                       -------------------------------   -------------------------------
                                       SEPT. 30, 2000   SEPT. 30, 2001   SEPT. 30, 2000   SEPT. 30, 2001
                                       --------------   --------------   --------------   --------------
                                         (PROFORMA)        (ACTUAL)        (PROFORMA)        (ACTUAL)
Revenues.............................   $  5,624,000     $  7,725,000    $  16,434,000    $  24,227,000
Income (loss) before extraordinary
  items..............................    (48,842,000)     (39,649,000)    (132,994,000)    (385,831,000)
Net income (loss) applicable to
  common stock.......................    (48,842,000)     (39,649,000)    (132,994,000)    (374,113,000)
Net income (loss) per share, basic
  and diluted........................           (.89)            (.66)           (2.46)           (6.29)

    On August 7, 2001, the Company sold its subsidiary, Winterlink, Inc. and on September 14, 2001, the Company sold substantially all of the assets and liabilities of its subsidiary, DirectCorporateLink.net, Inc., two of the data and communication service providers acquired in 2000. The Company recorded a $1,500,000 loss (included in general and administrative expenses) in connection with the disposition of these subsidiaries. In addition, the Company recognized an expense of $479,000 to reflect the net settlement amount of net liabilities related to the disposition of Rockynet.com, Inc. and Netrox, L.L.C. (see note
14). The Company does not expect these transactions to have a material impact on the results of its ongoing operations.

13. RECENT ACCOUNTING PRONOUNCEMENTS:

    On July 20, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS No. 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment approach. The Company believes the adoption of SFAS Nos. 141 and 142 will not have a material effect on the Company's financial position or results of operations.

    On August 16, 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2002. On October 3, 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and related literature and establishes a single accounting model, based on the framework established in SFAS No. 121, for the impairment and disposal of long-lived assets. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is currently assessing the impact of SFAS No. 143 and 144 on its financial position and results of operations.

14. SUBSEQUENT EVENTS:

    On October 3, 2001, the Company sold its subsidiary, Rockynet.com, Inc. and on October 4, 2001, the Company sold all of the membership interests of its subsidiary, Netrox, L.L.C., two of the data and communication service providers acquired in 2000. The Company does not expect these transactions to have a material impact on the results of its ongoing operations.

    On October 9, 2001, the Company and its wholly owned subsidiary, Allied Riser Operations Corporation, entered into a settlement and mutual release agreement in connection with certain of its capital lease agreements. Pursuant to the terms of the settlement and mutual release agreement, in exchange for the payment of $12,500,000 by the Company to the lessor, the lessor released the Company and its subsidiaries from any and all obligations to the lessor and its affiliates under the capital lease agreement and under various maintenance agreements with respect to equipment leased by the Company or its subsidiaries from the lessor. As of September 30, 2001, such obligations including all future interest were approximately $64,800,000. The title to the equipment subject to the capital lease agreements was transferred to the Company pursuant to the settlement, and the lessor has agreed to release all liens on and security interests in such equipment.

    On October 24, 2001, the Company announced that it had notified 19 employees that their employment would be terminated within the next 60 days in contemplation of the Company's pending merger with Cogent Communications Group, Inc. The employees, who comprised approximately 26% of the Company's workforce, remained with the Company through December 21, 2001.

    The Company's common stock is traded on the Nasdaq National Market. In order for its common stock to continue to be listed on the Nasdaq National Market, it must satisfy various listing requirements established by Nasdaq. During the third quarter the Company was notified by Nasdaq that the Company failed to meet continued listing requirements regarding minimum bid price, minimum net tangible assets, and minimum stockholders' equity. The Company received a letter from Nasdaq on January 15, 2002, stating that Nasdaq would not initiate delisting proceedings so long as the Company completes its proposed merger with Cogent on or before February 15, 2002 and, in connection therewith, requests a delisting from Nasdaq. If the merger is not completed by February 15, 2002, the Company expects that Nasdaq will commence proceedings to delist the Company's common stock. The Company may appeal such decision, which, if properly and timely filed, would temporarily stay any delisting action, however there is no assurance that its stock will remain listed.

    The Company announced on December 12, 2001, that it had initiated the repurchase of certain of its 7.50% convertible subordinated notes due 2007 (the "notes") at a discount rate from the face value of the notes in limited open market or negotiated transactions. The Company also announced that certain holders of the notes filed notices with the SEC on Schedule 13D including copies of documents indicating that such group had filed suit on December 6, 2001 against the Company and its board of directors alleging, among other things, breaches of fiduciary duties and requesting injunctive relief to prohibit the Company's merger with Cogent as a group, and alleging default by the Company under the indenture related to the notes. A hearing has been set for January 28, 2002. Allied Riser believes that these claims are without merit.

    During January 2002, the minority shareholders of STOC exercised their right to require the Company to acquire the minority interest of STOC. Allied Riser believes that the total consideration due to such selling shareholders will not exceed approximately $4 million (USA).

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, and business of Cogent, as well as certain information relating to our merger with Allied Riser, including, without limitation:

    - statements relating to the benefits of the merger;

    - statements with respect to various actions to be taken in connection with the merger or integrating Cogent and Allied Riser after the merger;

    - statements relating to revenue, income, and operations of the combined company after the merger; and

    - statements preceded by, followed by, or that include the words "believes," "expects," "anticipates," "estimates," or similar expressions.

    These statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

    - expected benefits from the merger may not be fully realized or realized within the expected time frame;

    - revenues following the merger may be lower than expected;

    - the combined company may require additional capital, but be unable to acquire the necessary financing;

    - the trading price of Cogent's common stock may be lower than anticipated;

    - costs or difficulties related to completing the merger and, following the merger, to the integration of the businesses of Allied Riser and Cogent, may be greater than expected;

    - Allied Riser may be unable to manage its operations in a cost effective manner prior to the merger;

    - the use of cash for early retirement of commitments and contingencies, interest payments on any of Allied Riser's outstanding convertible subordinated notes, or the repurchase of any debt securities may materially reduce the amount of cash otherwise available to the combined entity for its operations;

    - general economic conditions in the jurisdictions in which and Cogent is doing business may be less favorable than expected;

    - legislative or regulatory changes, including changes in communications regulation, may adversely affect the businesses in which Cogent is engaged;

    - changes may occur in the securities or capital markets;

    - changes may occur in technology and competitive developments; and

    - other economic, business, competitive, and/or regulatory factors may affect Cogent's business generally.

          UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

MERGER WITH ALLIED RISER COMMUNICATIONS CORPORATION

    On February 4, 2002, we consummated our merger with Allied Riser Communications Corporation ("Allied Riser").

    Allied Riser is a facilities-based provider of broadband data, video and voice communications services to small- and medium-sized businesses in North America, including Canada. Effective September 21, 2001, Allied Riser suspended its retail services in most of its markets in the United States. Allied Riser is pursuing the provision of in-building wholesale services of its broadband data network. Cogent and Allied Riser merged because it presented an opportunity for the two companies to combine their networks. We expect to become a stronger competitor in our markets as a result of the merger.

    We acquired Allied Riser by merging a wholly owned subsidiary of Cogent with and into Allied Riser. As a consequence of the merger Allied Riser became a wholly owned subsidiary of Cogent. In the merger, stockholders of Allied Riser received approximately 0.0321679 shares of our common stock for each share of Allied Riser common stock that they owned. Allied Riser stockholders own approximately 13.36% of our outstanding common stock on a fully diluted basis, subject to certain adjustments.

    The following unaudited condensed combined pro forma financial statements ("the pro forma financial statements") and explanatory notes have been prepared to give effect to the merger and Cogent's September 2001 acquisition of certain assets of NetRail, Inc., using the purchase method of accounting for business combinations. The unaudited condensed combined pro forma financial statements also reflect the issuance by Cogent of $62.0 million of its Series C preferred stock and the impact of Cogent's October 2001 credit facility. The merger and acquisition of certain NetRail, Inc. assets are being accounted for as purchase business combinations as defined by SFAS No. 141. Cogent is the acquiring enterprise for purposes of accounting for the merger and NetRail asset acquisition. The pro forma financial statements also reflect the modification of certain of Allied Riser's capital leases and maintenance obligations.

    In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet ("the pro forma balance sheet") as of September 30, 2001, and unaudited condensed combined pro forma statements of operations ("the pro forma statements of operations") for the nine months ended September 30, 2001, and the year ended December 31, 2000, have been prepared to reflect, for accounting purposes, the merger of Allied Riser and Cogent, the issuance by Cogent of $62.0 million of its Series C preferred stock, the impact of Cogent's October 2001 credit facility, the modification of Allied Riser's capital leases and maintenance obligations, and, for purposes of the September 30, 2001 and December 31, 2000 statements of operations, the acquisition by Cogent of certain assets of NetRail, Inc. For both the pro forma balance sheet and all periods included in the pro forma statements of operations, the average number of common and common equivalent shares gives effect to the exchange ratio of one share of Allied Riser for 0.0321679 shares of Cogent.

    The pro forma balance sheet assumes that the merger was completed on September 30, 2001. The pro forma balance sheet includes historical unaudited consolidated balance sheet data of Cogent (adjusted for a 10 to 1 reverse split effected as of January 31, 2002) and Allied Riser as of September 30, 2001, with Cogent's balance sheet adjusted to reflect the issuance of $62.0 million of Series C preferred stock ("the Series C financing") and the impact of Cogent's October 2001 credit facility and Allied Risers' settlement of its capital lease and maintenance obligations to a vendor. The Series C financing closed in October 2001. Cogent's credit facility with Cisco Capital was obtained on October 9, 2001.

    The pro forma statements of operations assume the merger and Cogent's acquisition of certain assets of NetRail, Inc. occurred on January 1, 2000. The pro forma statements of operations for the year ended December 31, 2000, include the historical consolidated statement of income data of Cogent, NetRail, and Allied Riser for the year ended December 31, 2000. The pro forma statements of operations for the nine-month period ended September 30, 2001, include the historical consolidated unaudited statement of operations data of Cogent, NetRail, and Allied Riser for the nine-month period ended September 30, 2001. These pro forma statements assume that the merger, Cogent's acquisition of certain assets of NetRail, the Series C financing, and the closing of both Cogent's credit facility with

Cisco Capital and the settlement and termination of Allied Riser's capital lease and maintenance commitments to a vendor occurred on January 1, 2000.

    The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if these transactions had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges, profit improvements, potential costs savings, or one-time charges which may result from these transactions or the final result of valuations of inventories, property, plant and equipment, intangible assets, debt, and other obligations. Cogent and Allied Riser are currently developing plans to integrate the operations of the companies, which will involve costs including, among others, severance and settlement of operating and capital commitments, which are material.

                       COGENT COMMUNICATIONS GROUP, INC.
              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                             (DOLLARS IN THOUSANDS)

                                                        COGENT                                    ALLIED RISER         COGENT &
                                                       PRO FORMA                                   PRO FORMA         ALLIED RISER
                                         HISTORICAL    FINANCING       ADJUSTED    HISTORICAL     ACQUISITION         PRO FORMA
                                           COGENT     ADJUSTMENTS       COGENT    ALLIED RISER    ADJUSTMENTS          COMBINED
                                         ----------   -----------      --------   ------------   --------------      ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents..............   $ 10,528      $61,802 (a)    $72,330      $ 28,482       $  (1,450)(f)       $ 99,362
Short-term investments.................         --           --             --        86,241              60 (d)         86,301
Accounts receivable, net...............        823           --            823         1,093              --              1,916
Prepaid expenses and other current
  assets...............................      2,320           --          2,320         2,301              --              4,621
                                          --------      -------        --------     --------       ---------           --------
    Total current assets...............     13,671                      75,473       118,117                            192,200
PROPERTY AND EQUIPMENT, net............    214,105           --        214,105        33,191         (33,191)(g)        214,105
REAL ESTATE ACCESS RIGHTS, net.........         --           --             --         8,557          (8,557)(h)             --
GOODWILL AND OTHER INTANGIBLE ASSETS,
  net..................................     11,740           --         11,740            --              --             11,740
OTHER ASSETS, net......................      8,252        6,901 (b)     15,153         8,623          (3,940)(i)         19,836
                                          --------      -------        --------     --------       ---------           --------
    Total assets.......................   $247,768                     $316,472     $168,488                           $437,882
                                          ========      =======        ========     ========       =========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable.......................   $  5,524      $    --        $ 5,524      $  7,047       $  (5,775)(k)       $  6,796
Accrued liabilities....................      5,806           --          5,806        22,712          22,353 (j)         50,871
Current maturities of capital lease
  obligations..........................      1,734           --          1,734        35,883         (23,517)(k)         14,100
Current maturities of credit
  facility.............................         --           --             --            --              --                 --
Current maturities of debt.............         --           --             --           604              --                604
                                          --------      -------        --------     --------       ---------           --------
    Total current liabilities..........     13,064           --         13,064        66,246                             72,371
CAPITAL LEASE OBLIGATIONS, net of
  current maturities...................     17,756           --         17,756        23,189         (23,091)(k)         17,854
LONG-TERM LIABILITIES:
Credit facility........................    107,625        1,980 (c)    109,605            --              --            109,605
Credit facility -- working capital.....     28,990           --         28,990            --              --             28,990
Deferred equipment discount............     20,915           --         20,915            --              --             20,915
Long-term debt, net of current
  maturities...........................         --           --             --           749              --                749
Convertible notes......................         --           --             --       123,600         (84,666)(l)         38,934
                                          --------      -------        --------     --------       ---------           --------
    Total liabilities..................    188,350                     190,330       213,784                            289,418
                                          --------      -------        --------     --------       ---------           --------
STOCKHOLDERS' EQUITY:
Convertible preferred stock,
  Series A.............................     25,892           --         25,892            --              --             25,892
Convertible preferred stock,
  Series B.............................     90,009           --         90,009            --              --             90,009
Convertible preferred stock,
  Series C.............................         --       61,802 (a)     61,802            --              --             61,802
Common stock...........................          1           --              1             6              (6)(m)              1
Additional paid-in capital.............        207           --            207       509,294        (497,978)(n)         11,523
Warrants...............................        583        4,921 (e)      5,504        71,127         (71,127)(o)          5,504
Deferred compensation..................         --           --             --        (3,340)          3,340 (o)             --
Accumulated other comprehensive loss...         --           --             --          (859)            859 (o)             --
Accumulated deficit....................    (57,274)          --        (57,274)     (621,524)        632,530 (p)        (46,268)
                                          --------      -------        --------     --------       ---------           --------
    Total stockholders' equity.........   $ 59,418                     126,142       (45,296)                           148,464
                                          ========      =======        ========     ========       =========           ========
    Total liabilities and stockholders'
      equity...........................   $247,768                     $316,472     $168,488                           $437,882
                                          ========      =======        ========     ========       =========           ========

       See Notes to Unaudited Condensed Combined Pro Forma Balance Sheet

       NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

(a) Represents the issuance of 49.7 million shares of Series C preferred stock for net proceeds of $61.8 million.

(b) Represents (1) the $4.9 million valuation of warrants for 0.6 million shares of Cogent's common stock issued to Cisco Capital in connection with Cogent's October 2001 credit facility and (2) the debt issuance cost of $2.0 million accrued related to Cogent's October 2001 credit facility.

(c) Represents the commitment fee of $2.0 million accrued in connection with Cogent's October 2001 credit facility.

(d) Represents the adjustment necessary to record Allied Riser's short term investments at their fair market value.

(e) Represents the valuation of warrants for 0.6 million shares of Cogent's common stock issued to Cisco Capital in connection with Cogent's October 2001 credit facility.

(f) Represents Cogent's estimated transaction costs associated with the merger.

(g) Represents (1) the decrease of $12.1 million in the historical cost basis of Allied Riser's property and equipment not expected to be used by Cogent to its estimated fair value of $21.0 million and (2) the allocation of $21.0 million of negative goodwill.

(h) Represents (1) the increase of $2.4 million in the historical cost basis of Allied Riser's real estate access rights to their estimated fair value of $11.0 million less (2) the allocation of $11.0 million of negative goodwill.

(i) Represents the allocation of negative goodwill to non-monetary long term assets.

(j) Represents (1) the estimated liability for Allied Riser's operating lease commitments not expected to be used by Cogent of $6.0 million and (2) the estimated liability for Allied Riser's real estate access agreements not expected to be used by Cogent of $8.9 million and (3) the estimated liability for Allied Riser's commitments under leased circuits with carriers not expected to be used by Cogent of $4.8 million and (4) additional severance and health care obligations of $2.6 million that will be payable to Allied Riser's employees as a result of the merger. Cogent has determined that $6.0 million, $8.9 million, $4.8 million and $2.6 million of Allied Riser's commitments for operating leases, real estate access agreements, circuit commitments, and severance and health care obligations, respectively, qualify as "costs of a plan to exit an activity of an acquired company" under EITF Issue 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

(k) Represents (1) the impact of the settlement of certain of Allied Riser's capital lease and maintenance obligations totaling $62.9 million for $12.5 million and (2) the adjustment required to record Allied Riser's remaining capital leases at their estimated fair value using Cogent's effective borrowing rate. On October 9, 2001, Allied Riser entered into a settlement and mutual release agreement for certain of its capital lease agreements with a vendor. The book value of these obligations was $62.9 million and they were settled for $12.5 million. Of the $50.4 million adjustment, $22.3 million was recorded against current maturities of capital lease obligations, $22.3 million was recorded against capital lease obligations, and $5.8 million was recorded against accounts payable.

(l) Represents the adjustment required to record Allied Risers' convertible notes at their fair value using their trading price of the convertible notes on October 19, 2001.

(m) Represents (1) the elimination of Allied Riser's historical equity balance and (2) the par value for the 2.2 million shares of Cogent common stock to be issued in the merger.

(n) Represents (1) the elimination of Allied Riser's historical equity balance and (2) the additional paid in capital resulting from the issuance of
    2.2 million shares of Cogent common stock to be issued in the merger. The fair value of the common stock included in the pro forma determination of the purchase price was determined by using the average closing price of Allied's common stock during the period from October 8, 2001 to October 19, 2001, in accordance with SFAS 141 "Business Combinations."

(o) Represents the elimination of Allied Riser's historical equity balance.

(p) Represents the elimination of Allied Riser's historical accumulated deficit balance of $621.5 million and (2) the extraordinary gain of $11.0 million resulting from the excess of the net assets acquired over the purchase price pursuant to SFAS No. 141.

MERGER CONSIDERATION

    The determination of the purchase price for Allied Riser Corporation by Cogent in accordance with SFAS 141 is not necessarily indicative of and could differ significantly from the value of the merger consideration to be issued to the Allied Riser stockholders. The purchase price allocation is preliminary and may change upon final determination of the fair value of the assets and liabilities acquired.

                                                                AMOUNTS
ALLIED RISER                                                  IN THOUSANDS
------------                                                  ------------
  Fair value of equity securities issued as merger
    consideration:
  Common stock..............................................    $ 10,170
  Stock options, warrants and deferred stock units..........       1,146
  Transaction expenses......................................       1,450
                                                                --------
  Total purchase price......................................    $ 12,766
  Estimated fair value of net assets acquired...............    $ 59,803
                                                                --------
  Estimated fair value in excess of purchase price --
    negative goodwill.......................................    $(47,037)
                                                                ========

  Negative goodwill allocated to:
  Property and equipment....................................    $ 21,091
  Real estate access rights.................................      11,000
  Other assets..............................................       3,940
  Extraordinary gain........................................      11,006
                                                                --------
                                                                $ 47,037
                                                                ========

                       COGENT COMMUNICATIONS GROUP, INC.
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   COGENT &
                                                                   NETRAIL         NETRAIL       COGENT
                                                                  PRO FORMA          PRO        PRO FORMA
                                       HISTORICAL   HISTORICAL   ACQUISITION        FORMA       FINANCING       ADJUSTED
                                         COGENT      NETRAIL     ADJUSTMENTS       COMBINED    ADJUSTMENTS       COGENT
                                       ----------   ----------   -----------      ----------   -----------      --------
REVENUE:
  Network services...................  $       --    $  9,524      $(8,294)(a)    $    1,230                    $  1,230
  Value added services...............          --          --           --                --
                                       ----------    --------                     ----------                    --------
      Total revenue..................          --       9,524                          1,230                       1,230
OPERATING EXPENSES:
  Network operations.................       3,040      30,960      (29,737)(b)         4,263                       4,263
  Cost of value added services.......          --                       --                --                          --
  Selling, general and administrative
    expenses.........................      10,844      18,711      (18,711)(c)        10,844                      10,844
  Depreciation and amortization......         338       1,023        2,915 (d)         4,276       283 (f)         4,558
  Amortization of deferred
    compensation.....................          --                       --                --        --                --
  Asset write-down...................                  11,946      (11,946)(c)            --                          --
                                       ----------    --------                     ----------                    --------
      Total operating expenses.......      14,222      62,640                         19,383                      19,665
                                       ----------    --------                     ----------                    --------
OPERATING LOSS.......................     (14,222)    (53,116)                       (18,153)                    (18,435)
OTHER INCOME (EXPENSE):
  Interest expense...................      (1,105)     (3,082)       3,082 (c)        (1,105)     (703)(g)        (1,808)
  Interest and other income..........       3,566       2,187       (2,900)(e)         2,853                       2,853
                                       ----------    --------                     ----------                    --------
      Total other income (expense)...       2,461        (895)                         1,748                       1,045
                                       ----------    --------                     ----------                    --------
LOSS BEFORE INCOME TAXES.............     (11,761)    (54,011)                       (16,405)                    (17,391)
                                       ----------    --------                     ----------                    --------
PROVISION FOR INCOME TAXES...........          --          --           --                --                          --
                                       ----------    --------                     ----------                    --------
  NET LOSS...........................  $  (11,761)   $(54,011)                    $  (16,405)                   $(17,391)
                                       ==========    ========                     ==========                    ========
BASIC & DILUTED NET LOSS PER COMMON
  SHARE (l)..........................  $    (8.51)                                $   (11.87)
                                       ==========                                 ==========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING........................   1,382,360                                  1,382,360
                                       ==========                                 ==========


                                                       ALLIED           COGENT
                                                      PRO FORMA        & ALLIED
                                       HISTORICAL    ACQUISITION      PRO FORMA
                                         ALLIED      ADJUSTMENTS       COMBINED
                                       -----------   -----------      ----------
REVENUE:
  Network services...................  $    10,969   $     (964)(h)   $   11,235
  Value added services...............           --                         3,363
                                       -----------                    ----------
      Total revenue..................       14,332                        14,598
OPERATING EXPENSES:
  Network operations.................       43,389         (964)(h)       46,688
  Cost of value added services.......        2,356                         2,356
  Selling, general and administrative
    expenses.........................      105,298                       116,142
  Depreciation and amortization......       36,155      (36,155)(i)        4,558
  Amortization of deferred
    compensation.....................        9,418                         9,418
  Asset write-down...................                                         --
                                       -----------                    ----------
      Total operating expenses.......      196,616                       179,162
                                       -----------                    ----------
OPERATING LOSS.......................     (182,284)                     (164,564)
OTHER INCOME (EXPENSE):
  Interest expense...................       (9,348)      (9,630)(j)      (20,786)
  Interest and other income..........       18,224                        21,077
                                       -----------                    ----------
      Total other income (expense)...        8,876                           290
                                       -----------                    ----------
LOSS BEFORE INCOME TAXES.............     (173,408)                     (164,274)
                                       -----------                    ----------
PROVISION FOR INCOME TAXES...........           --                            --
                                       -----------                    ----------
  NET LOSS...........................  $  (173,408)                   $ (164,274)
                                       ===========                    ==========
BASIC & DILUTED NET LOSS PER COMMON
  SHARE (l)..........................  $     (3.18)                   $   (45.97)
                                       ===========                    ==========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING........................   54,472,000    2,191,531 (k)    3,573,891
                                       ===========                    ==========

See Notes to Unaudited Condensed Combined Pro Forma Statement of Operations for
                       the year ended December 31, 2000.

              NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA
          STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000

(a) Represents the elimination of revenue generated by customers whose contracts were not acquired by Cogent.

(b) Represents the elimination of expenses generated by assets not acquired by Cogent. Retained expenses include network costs under contracts assumed by Cogent. Under the asset purchase agreement, Cogent assumed contracts for network services which totaled approximately $1.2 million in network costs for the year ended December 31, 2000. This $29.7 million adjustment eliminates expenses related to contracts which were not acquired and are in excess of the $1.2 million.

(c) Represents the elimination of expenses generated by assets not acquired by Cogent. Under the asset purchase agreement, Cogent did not acquire or assume obligations recorded as selling general and administrative expenses by NetRail. This adjustment eliminates $18.7 million of selling, general and administrative expenses related to obligations and commitments which were not acquired.

(d) Represents (1) the elimination of the historical depreciation and amortization of $1.0 million plus (2) the increase in amortization and depreciation of $2.9 million from the amortization of assets acquired.

                                                              AMOUNTS IN
                                                              THOUSANDS
                                                              ----------
NETRAIL
  Purchase consideration
    Cash paid...............................................   $11,886
    Transaction expenses....................................       204
                                                               -------
  Total purchase price......................................   $12,090
                                                               =======

  Estimated fair value of assets acquired:
  Tangible assets...........................................       350
    Peering agreements......................................   $11,036
    Customer contracts......................................       704
                                                               -------
                                                               $12,090
                                                               =======

    The purchase price allocation is preliminary and may change upon final determination of the fair value of assets and liabilities acquired.

    The assets acquired are being depreciated using the straight-line method over the following useful lives.

Peering agreements..........................................  3 years
Customer contracts..........................................  3 years
Tangible assets.............................................  3-7 years

(e) Represents (1) the elimination of historical interest income of $2.2 million plus (2) the estimated reduction to interest income from the reduction in cash of $12.0 million.

(f) Represents amortization of the commitment fee of $2.0 million paid to Cisco Capital in connection with Cogent's October 2001 credit facility over the remaining seven year term of the credit facility.

(g) Represents the amortization of debt issuance costs associated with warrants for 0.6 million shares of Cogent's common stock valued at $4.9 million amortized over the remaining seven year term of the credit facility. These warrants were issued to Cisco Capital in connection with Cogent's
    October 2001 credit facility.

(h) Represents the elimination of transactions between NetRail and Allied Riser. Allied Riser was a customer of NetRail.

(i) Represents the reduction to depreciation and amortization expense resulting from the allocation of negative goodwill.

(j) Represents (1) increased interest expense resulting from the write down of Allied Riser's convertible notes and capital leases to their fair value and the resulting additional amortization of discount less (2) the reduction to interest expense from the settlement of certain capital lease obligations below their recorded value. The adjustment required to record Allied Riser's convertible notes at their fair value results in an amortization of the discount resulting in an additional $14.5 million of interest expense. The settlement of $44.6 million of capital lease obligations results in reduced interest expense of $5.1 million. The adjustment to Allied Riser's remaining capital lease obligations at appropriate current interest rates results in an increase to interest expense of $0.2 million.

(k) Represents the effect of issuing 2.2 million shares of Cogent common stock for all of the outstanding shares of Allied Riser common stock in the merger. Based upon a conversion ratio of 0.0321679 shares of Cogent common stock issued for each share of Allied Riser common stock. The conversion ratio was determined based upon Cogent's common stock on a fully diluted basis, including the issuance of 49.7 million shares of Series C preferred stock.

(l) Historical basic and diluted loss per common share and pro forma basic and diluted net loss per common share are the same, because Cogent, Allied Riser and the pro forma combined company would have a loss and the effect of common stock equivalents would be anti-dilutive.

                       COGENT COMMUNICATIONS GROUP, INC.
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             NETRAIL         COGENT &      COGENT
                                                            PRO FORMA        NETRAIL      PRO FORMA
                                 HISTORICAL   HISTORICAL   ACQUISITION         PRO        FINANCING       ADJUSTED   HISTORICAL
                                   COGENT      NETRAIL     ADJUSTMENTS        FORMA      ADJUSTMENTS       COGENT      ALLIED
                                 ----------   ----------   -----------      ----------   -----------      --------   -----------
REVENUE:
Network services...............  $      747    $  8,594      $(6,936)(a)    $    2,405                    $  2,405   $    18,547
Value added services...........          --          --           --                --                          --         5,680
                                 ----------    --------                     ----------                    --------   -----------
    Total revenue..............         747       8,594                          2,405                       2,405        24,227
OPERATING EXPENSES:
Network operations.............      15,473      19,128      (17,818)(b)        16,783                      16,783        57,050
Cost of value added services...          --          --           --                --                          --         4,013
Selling, general and
  administrative expenses......      21,756       9,113       (9,113)(c)        21,756                      21,756        55,459
Depreciation and
  amortization.................       5,955       1,360        1,593 (d)         8,908       212 (f)         9,120        32,484
Amortization of deferred
  compensation.................          --          --           --                --                          --            --
Asset write-down...............          --          --           --                --                          --       262,336
                                 ----------    --------                     ----------                    --------   -----------
    Total operating expenses...      43,184      29,601                         47,447                      47,659       411,342
                                 ----------    --------                     ----------                    --------   -----------
OPERATING LOSS.................     (42,437)    (21,007)                       (45,042)                    (45,254)     (387,115)
                                 ----------    --------                     ----------                    --------   -----------
OTHER INCOME (EXPENSE):
Interest expense...............      (4,756)     (1,040)       1,040 (c)        (4,756)     (527)(g)        (5,283)      (11,533)
Interest and other income......       1,763         139         (496)(e)         1,406                       1,406         6,780
                                 ----------    --------                     ----------                    --------   -----------
    Total other income
      (expense)................      (2,993)       (901)                        (3,350)                     (3,877)       (4,753)
                                 ----------    --------                     ----------                    --------   -----------
LOSS BEFORE INCOME TAXES.......     (45,430)    (21,908)                       (48,392)                    (49,131)     (391,868)
PROVISION FOR INCOME TAXES.....          --          --           --                --                          --            --
                                 ----------    --------                     ----------                    --------   -----------
NET LOSS.......................  $  (45,430)   $(21,908)                    $  (48,392)                   $(49,131)  $  (391,868)
                                 ==========    ========                     ==========                    ========   ===========
BASIC & DILUTED NET LOSS PER
  COMMON SHARE (l).............  $   (32.34)                                $   (34.45)                              $     (6.59)
                                 ==========                                 ==========                               ===========
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING...........   1,404,781                                  1,404,781                                59,493,000
                                 ==========                                 ==========                               ===========


                                   ALLIED
                                  PRO FORMA       PRO FORMA
                                 ADJUSTMENTS       COMBINED
                                 -----------      ----------
REVENUE:
Network services...............  $   (1,222)(h)   $   19,730
Value added services...........                        5,680
                                                  ----------
    Total revenue..............                       25,410
OPERATING EXPENSES:
Network operations.............      (1,222)(h)       72,611
Cost of value added services...                        4,013
Selling, general and
  administrative expenses......                       77,215
Depreciation and
  amortization.................     (32,484)(i)        9,120
Amortization of deferred
  compensation.................                           --
Asset write-down...............                      262,336
                                                  ----------
    Total operating expenses...                      425,295
                                                  ----------
OPERATING LOSS.................                     (399,885)
                                                  ----------
OTHER INCOME (EXPENSE):
Interest expense...............      (3,372)(j)      (20,188)
Interest and other income......                        8,186
                                                  ----------
    Total other income
      (expense)................                      (12,002)
                                                  ----------
LOSS BEFORE INCOME TAXES.......                     (411,887)
PROVISION FOR INCOME TAXES.....                           --
                                                  ----------
NET LOSS.......................                   $ (411,887)
                                                  ==========
BASIC & DILUTED NET LOSS PER
  COMMON SHARE (l).............                   $  (114.53)
                                                  ==========
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING...........   2,191,531 (k)    3,596,312
                                                  ==========

See Notes to Unaudited Condensed Combined Pro Forma Statement of Operations for
                   the nine months ended September 30, 2001.

              NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA
      STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

(a) Represents the elimination of revenues generated by customers whose contracts were not acquired by Cogent.

(b) Represents the elimination of expenses generated by assets not acquired by Cogent. Retained expenses include network costs under contracts assumed by Cogent. Under the asset purchase agreement, Cogent assumed contracts for network services which totaled approximately $1.3 million in network costs for the nine months ended September 30, 2001. This $17.8 million adjustment eliminates expenses related to contracts which were not acquired and are in excess of the $1.3 million.

(c) Represents the elimination of expenses generated by assets not acquired by Cogent. Under the asset purchase agreement, Cogent did not acquire or assume obligations recorded as selling, general and administrative expenses by NetRail. This adjustment eliminates $9.1 million of selling, general and administrative expenses related to obligations and commitments which were not acquired.

(d) Represents (1) the elimination of the historical depreciation and amortization of $1.4 million plus (2) the increase in amortization and depreciation of $4.0 million from the amortization of assets acquired.

                                                              AMOUNTS IN
                                                              THOUSANDS
                                                              ----------
NETRAIL
  Purchase consideration
    Cash paid...............................................   $11,886
    Transaction expenses....................................       204
                                                               -------
  Total purchase price......................................   $12,090
                                                               =======

  Estimated fair value of assets acquired:
    Tangible assets.........................................       350
    Peering agreements......................................   $11,036
    Customer contracts......................................       704
                                                               -------
                                                               $12,090
                                                               =======

    The purchase price allocation is preliminary and may change upon final determination of the fair value of assets and liabilities acquired.

    The assets acquired are being depreciated using the straight-line method over the following useful lives.

Peering agreements..........................................  3 years
Customer contracts..........................................  3 years
Tangible assets.............................................  3-7 years

(e) Represents (1) the elimination of historical interest increase of $0.1 million plus (2) the estimated reduction to interest income of $0.4 million from the reduction in cash of $12.0 million.

(f) Represents amortization of the commitment fee of $2.0 million paid to Cisco Capital in connection with Cogent's October 2001 credit facility over the remaining seven year term of the credit facility.

(g) Represents the amortization of warrants for 0.6 million shares of Cogent's common stock valued at $4.9 million amortized over the remaining seven year term of the credit facility. These warrants were issued to Cisco Capital in connection with Cogent's October 2001 credit facility.

(h) Represents the elimination of transactions between NetRail and Allied Riser. Allied Riser was a customer of NetRail.

(i) Represents the reduction to depreciation and amortization expense resulting from the allocation of negative goodwill.

(j) Represents (1) increased interest expense resulting from the write down of Allied Riser's convertible notes and capital leases to their fair value and the resulting additional amortization of discount less (2) the reduction to interest expense from the settlement of certain capital lease obligations below their recorded value.

(k) Represents the effect of issuing 2.2 million shares of Cogent common stock for all of the outstanding shares of Allied Riser common stock in the merger. Based upon a conversion ratio of 0.0321679 shares of Cogent common stock issued for each share of Allied Riser common stock. The conversion ratio was determined based upon Cogent's common stock on a fully diluted basis.

(l) Historical basic and diluted loss per common share and pro forma basic and diluted net loss per common share are the same, because Cogent, Allied Riser and the pro forma combined company would have a loss and the effect of common stock equivalents would be anti-dilutive.

                           Exhibit Index

EXHIBIT NO.                         DESCRIPTION
     2.1    Agreement and Plan of Merger, dated as of August 28, 2001, by and among Cogent, Allied Riser and the merger subsidiary (previously filed as Appendix A to our Registration Statement on Form S-4,
            Commission File No. 333-71684, filed October 16, 2001, and incorporated herein by reference).

     2.2 Amendement No. 1 to the Agreement and Plan of Merger, dated as of October 13, 2001, by and among Cogent, Allied Riser and the merger subsidiary (previously filed as Appendix B to our Registration
            Statement on Form S-4, Commission File No. 333-71684, filed
            October 16, 2001, and incorporated herein by reference).
